                                                                     EXHIBIT 4.1

                                                                       EXECUTION





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                                  BY AND AMONG


                  CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP,


                         CHESAPEAKE ENERGY CORPORATION

                                      and

                        UNION BANK OF CALIFORNIA, N.A.,

                                    As Agent

                                and THE LENDERS

                        FROM TIME TO TIME PARTIES HERETO





                         DATED AS OF SEPTEMBER 20, 1996

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----
ARTICLE ONE

                            DEFINITIONAL PROVISIONS . . . . . . . . . . .     1
                            -----------------------
       1.01.  Specific Definitions of Terms   . . . . . . . . . . . . . .     1
              -----------------------------
       1.02.  General Definitional Provisions   . . . . . . . . . . . . .    16
              -------------------------------

ARTICLE TWO

                   REVOLVING LOANS; CONVERSION TO TERM LOAN   . . . . . .    17
                   ----------------------------------------
       2.01.  Revolving Commitment  . . . . . . . . . . . . . . . . . . .    17
              --------------------
       2.02.  Manner of Borrowing   . . . . . . . . . . . . . . . . . . .    17
              -------------------
              (a)    Notice of Borrowing  . . . . . . . . . . . . . . . .    17
                     -------------------
              (b)    Funding  . . . . . . . . . . . . . . . . . . . . . .    17
                     -------
       2.03.  Revolving Commitment Fee  . . . . . . . . . . . . . . . . .    18
              ------------------------
       2.04.  Optional Reduction of Revolving Commitment  . . . . . . . .    18
              ------------------------------------------
       2.05.  Reductions to Borrowing Base  . . . . . . . . . . . . . . .    18
              ----------------------------
       2.06.  Use of Proceeds   . . . . . . . . . . . . . . . . . . . . .    19
              ---------------
       2.07.  Conversion of Revolving Loans   . . . . . . . . . . . . . .    19
              -----------------------------

ARTICLE THREE

                            NOTE AND NOTE PAYMENTS  . . . . . . . . . . .    19
                            ----------------------
       3.01.  Revolving Notes   . . . . . . . . . . . . . . . . . . . . .    19
              ---------------
       3.02.  Term Notes  . . . . . . . . . . . . . . . . . . . . . . . .    19
              ----------
       3.03.  Interest Rates  . . . . . . . . . . . . . . . . . . . . . .    20
              --------------
              (a)  Rate Elections   . . . . . . . . . . . . . . . . . . .    20
                   --------------
              (b)  Adjusted Base Rate   . . . . . . . . . . . . . . . . .    21
                   ------------------
              (c)  Adjusted Fixed Rate  . . . . . . . . . . . . . . . . .    21
                   -------------------
              (d)  Default Rate   . . . . . . . . . . . . . . . . . . . .    21
                   ------------
              (e)  Recapture Rate   . . . . . . . . . . . . . . . . . . .    21
                   --------------
       3.04.  Principal Payments  . . . . . . . . . . . . . . . . . . . .    21
              ------------------
              (a)    Revolving Notes  . . . . . . . . . . . . . . . . . .    21
                     ---------------
              (b)    Term Note  . . . . . . . . . . . . . . . . . . . . .    21
                     ---------
       3.05.  Prepayments   . . . . . . . . . . . . . . . . . . . . . . .    22
              -----------
              (a)    Revolving Commitment Exceeded  . . . . . . . . . . .    22
                     -----------------------------
              (b)    Borrowing Base Exceeded  . . . . . . . . . . . . . .    22
                     -----------------------
              (c)    Optional Prepayments   . . . . . . . . . . . . . . .    22
                     --------------------
       3.06.  Borrowing Base Determination  . . . . . . . . . . . . . . .    22
              ----------------------------
              (a)    Initial Borrowing Base   . . . . . . . . . . . . . .    22
                     ----------------------
              (b)    Periodic Redetermination of Borrowing Base   . . . .    23
                     ------------------------------------------
       3.07.  Payment of Interest   . . . . . . . . . . . . . . . . . . .    23
              -------------------
       3.08.  Calculation of Interest   . . . . . . . . . . . . . . . . .    23
              -----------------------
       3.09.  Manner and Application of Payments  . . . . . . . . . . . .    24
              ----------------------------------
       3.10.  Sharing of Set-Offs and Other Payments  . . . . . . . . . .    24
              --------------------------------------
       3.11.  Facility Fee  . . . . . . . . . . . . . . . . . . . . . . .    25
              ------------
       3.12.  Agent Fees  . . . . . . . . . . . . . . . . . . . . . . . .    25
              ----------
       3.13.  Production Proceeds   . . . . . . . . . . . . . . . . . . .    25
              -------------------
       3.14.  Increased Cost of Fixed Rate Portions   . . . . . . . . . .    26
              -------------------------------------

       3.15.  Availability  . . . . . . . . . . . . . . . . . . . . . . .    27
              ------------
       3.16.  Funding Losses  . . . . . . . . . . . . . . . . . . . . . .    27
              --------------
       3.17.  Reimbursable Taxes  . . . . . . . . . . . . . . . . . . . .    28
              ------------------
       3.18.  Capital Reimbursement   . . . . . . . . . . . . . . . . . .    29
              ---------------------

                                 ARTICLE FOUR
                                 ------------

                             CONDITIONS PRECEDENT   . . . . . . . . . . .    30
                             --------------------
       4.01.  Initial Advance   . . . . . . . . . . . . . . . . . . . . .    30
              ---------------
              (a)    Revolving Notes  . . . . . . . . . . . . . . . . . .    30
                     ---------------
              (b)    Guaranty Agreements  . . . . . . . . . . . . . . . .    30
                     -------------------
              (c)    Affiliate Subordination Agreement  . . . . . . . . .    30
                     ---------------------------------
              (d)    Opinion of Borrower's Counsel  . . . . . . . . . . .    30
                     -----------------------------
              (e)    Notice of Borrowing  . . . . . . . . . . . . . . . .    30
                     -------------------
              (f)    Resolutions  . . . . . . . . . . . . . . . . . . . .    30
                     -----------
              (g)    Incumbency   . . . . . . . . . . . . . . . . . . . .    30
                     ----------
              (h)    Official Certificates  . . . . . . . . . . . . . . .    31
                     ---------------------
              (i)     Articles of Incorporation, Partnership Agreement,
                      -------------------------------------------------
                     Charter and Bylaws   . . . . . . . . . . . . . . . .    31
                     ------------------
              (j)    Security Documents   . . . . . . . . . . . . . . . .    31
                     ------------------
              (k)    Title and Perfection   . . . . . . . . . . . . . . .    32
                     --------------------
              (l)    Contracts  . . . . . . . . . . . . . . . . . . . . .    32
                     ---------
              (m)    Indenture     Documents  . . . . . . . . . . . . . .    32
                     -----------------------
              (n)    Insurance  . . . . . . . . . . . . . . . . . . . . .    32
                     ---------
              (o)    Litigation Reports   . . . . . . . . . . . . . . . .    32
                     ------------------
              (p)    Approvals  . . . . . . . . . . . . . . . . . . . . .    32
                     ---------
              (q)    Compliance With Laws   . . . . . . . . . . . . . . .    32
                     --------------------
              (r)    Payments of Financing Fees   . . . . . . . . . . . .    32
                     --------------------------
              (s)    Additional Information   . . . . . . . . . . . . . .    32
                     ----------------------
       4.02.  All Advances  . . . . . . . . . . . . . . . . . . . . . . .    32
              ------------
              (a)    No Defaults  . . . . . . . . . . . . . . . . . . . .    33
                     -----------
              (b)    Compliance with Agreement  . . . . . . . . . . . . .    33
                     -------------------------
              (c)    No Material Adverse Change   . . . . . . . . . . . .    33
                     --------------------------
              (d)    Representations and Warranties   . . . . . . . . . .    33
                     ------------------------------
              (e)    Debtor Laws  . . . . . . . . . . . . . . . . . . . .    33
                     -----------
              (f)    Notice of Borrowing  . . . . . . . . . . . . . . . .    33
                     -------------------
       4.03.  Title and Letters-in-Lieu   . . . . . . . . . . . . . . . .    33
              -------------------------
       5.01.  Organization and Good Standing  . . . . . . . . . . . . . .    33
              ------------------------------
       5.02.  Authorization and Power   . . . . . . . . . . . . . . . . .    34
              -----------------------
       5.03.  No Conflicts or Consents  . . . . . . . . . . . . . . . . .    34
              ------------------------
       5.04.  Enforceable Obligations   . . . . . . . . . . . . . . . . .    34
              -----------------------
       5.05.  No Liens  . . . . . . . . . . . . . . . . . . . . . . . . .    35
              --------
       5.06.  Financial Condition   . . . . . . . . . . . . . . . . . . .    35
              -------------------
              (a)    CEC  . . . . . . . . . . . . . . . . . . . . . . . .    35
                     ---
              (b)    Solvency   . . . . . . . . . . . . . . . . . . . . .    35
                     --------
       5.07.  Full Disclosure   . . . . . . . . . . . . . . . . . . . . .    35
              ---------------
       5.08.  No Default  . . . . . . . . . . . . . . . . . . . . . . . .    35
              ----------
       5.09.  Material Agreements   . . . . . . . . . . . . . . . . . . .    35
              -------------------
       5.10.  No Litigation   . . . . . . . . . . . . . . . . . . . . . .    36
              -------------
       5.11.  Use of Proceeds; Margin Stock   . . . . . . . . . . . . . .    36
              -----------------------------
       5.12.  No Financing of Regulated Corporate Takeovers   . . . . . .    36
              ---------------------------------------------
       5.13.  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . .    36
              -----
       5.14.  Principal Offices   . . . . . . . . . . . . . . . . . . . .    36
              -----------------

       5.15.  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . .    37
              -----
       5.16.  Compliance With Law   . . . . . . . . . . . . . . . . . . .    37
              -------------------
       5.17.  Government Regulation   . . . . . . . . . . . . . . . . . .    37
              ---------------------
       5.18.  Insider   . . . . . . . . . . . . . . . . . . . . . . . . .    37
              -------
       5.19.  Environmental Matters   . . . . . . . . . . . . . . . . . .    37
              ---------------------
       5.20.  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . .    38
              ------------
       5.21.  Survival of Representations and Warranties  . . . . . . . .    38
              ------------------------------------------

ARTICLE SIX

                             AFFIRMATIVE COVENANTS  . . . . . . . . . . .    38
                             ---------------------
       6.01.  Financial Statements, Reports and Documents   . . . . . . .    38
              -------------------------------------------
              (a)    Quarterly Statements   . . . . . . . . . . . . . . .    38
                     --------------------
              (b)    Annual Statements  . . . . . . . . . . . . . . . . .    38
                     -----------------
              (c)    Audit Reports  . . . . . . . . . . . . . . . . . . .    39
                     -------------
              (d)    Compliance Certificate   . . . . . . . . . . . . . .    39
                     ----------------------
              (e)    Accountants' Certificates  . . . . . . . . . . . . .    39
                     -------------------------
              (f)    Engineering and Production Information   . . . . . .    39
                     --------------------------------------
              (g)    Insurance Report   . . . . . . . . . . . . . . . . .    40
                     ----------------
              (h)    Litigation Reports   . . . . . . . . . . . . . . . .    40
                     ------------------
              (i)    Environmental Notices  . . . . . . . . . . . . . . .    40
                     ---------------------
              (j)    Aging of Payables and Receivables  . . . . . . . . .    41
                     ---------------------------------
              (k)    SEC and Other Reports  . . . . . . . . . . . . . . .    41
                     ---------------------
              (l)    Gas Balancing; Hedging Contracts   . . . . . . . . .    41
                     --------------------------------
              (m)    Other Information  . . . . . . . . . . . . . . . . .    41
                     -----------------
              (n)    Reports to Trustee   . . . . . . . . . . . . . . . .    41
                     ------------------
              (o)    Notice of Permitted Payment  . . . . . . . . . . . .    41
                     ---------------------------
       6.02.  Payment of Taxes and Other Indebtedness   . . . . . . . . .    42
              ---------------------------------------
       6.03.  Maintenance of Existence and Rights; Conduct of Business  .    42
              --------------------------------------------------------
       6.04.  Notice of Default   . . . . . . . . . . . . . . . . . . . .    42
              -----------------
       6.05.  Other Notices   . . . . . . . . . . . . . . . . . . . . . .    42
              -------------
       6.06.  Compliance with Loan Documents  . . . . . . . . . . . . . .    42
              ------------------------------
       6.07.  Compliance with Material Agreements   . . . . . . . . . . .    42
              -----------------------------------
       6.08.  Operations and Properties   . . . . . . . . . . . . . . . .    43
              -------------------------
       6.09.  Books and Records   . . . . . . . . . . . . . . . . . . . .    43
              -----------------
       6.10.  Compliance with Law   . . . . . . . . . . . . . . . . . . .    43
              -------------------
       6.11.  Insurance   . . . . . . . . . . . . . . . . . . . . . . . .    43
              ---------
       6.12.  ERISA Compliance  . . . . . . . . . . . . . . . . . . . . .    43
              ----------------
       6.13.  Further Assurances  . . . . . . . . . . . . . . . . . . . .    44
              ------------------
       6.14.  Subordination of Affiliate Obligations  . . . . . . . . . .    44
              --------------------------------------
       6.15.  Maintenance of Corporate Identity   . . . . . . . . . . . .    44
              ---------------------------------
       6.16.  Liens on Oil and Gas Properties Acquired in the Future  . .    45
              ------------------------------------------------------
       6.17.  Clearing Account  . . . . . . . . . . . . . . . . . . . . .    45
              ----------------
       6.18.  Hedging Contracts   . . . . . . . . . . . . . . . . . . . .    45
              -----------------
       6.19.  Use of Distributions  . . . . . . . . . . . . . . . . . . .    45
              --------------------

ARTICLE SEVEN
- -------------

                              NEGATIVE COVENANTS  . . . . . . . . . . . .    46
                              ------------------
       7.01.  Limitation on Indebtedness  . . . . . . . . . . . . . . . .    46
              --------------------------
       7.02.  Negative Pledge   . . . . . . . . . . . . . . . . . . . . .    46
              ---------------

       7.03.  Limitation on Dividends and Restricted Payments   . . . . .    47
              -----------------------------------------------
       7.04.  Limitation on Investments   . . . . . . . . . . . . . . . .    47
              -------------------------
       7.05.  Affiliate Transactions  . . . . . . . . . . . . . . . . . .    47
              ----------------------
       7.06.  Limitation on Sale of Assets  . . . . . . . . . . . . . . .    47
              ----------------------------
       7.07.  Fiscal Year and Accounting Method   . . . . . . . . . . . .    48
              ---------------------------------
       7.08.  Liquidations, Mergers, Consolidations and Acquisitions of
              ---------------------------------------------------------
              Substantial Assets  . . . . . . . . . . . . . . . . . . . .    48
              ------------------
       7.09.  No Amendments of Charter or Bylaws  . . . . . . . . . . . .    48
              ----------------------------------
       7.10.  Environmental Matters   . . . . . . . . . . . . . . . . . .    48
              ---------------------
       7.11.  Indenture Notes   . . . . . . . . . . . . . . . . . . . . .    49
              ---------------
       7.12.  Permitted Transfers   . . . . . . . . . . . . . . . . . . .    49
              -------------------
       7.13.  Weighted-Average Payable Maturity   . . . . . . . . . . . .    49
              ---------------------------------

ARTICLE EIGHT

                               EVENTS OF DEFAULT  . . . . . . . . . . . .    49
                               -----------------
       8.01.  Events of Default   . . . . . . . . . . . . . . . . . . . .    49
              -----------------
       8.02.  Lenders' Knowledge of Events of Default   . . . . . . . . .    52
              ---------------------------------------
       8.03.  Remedies Upon Event of Default  . . . . . . . . . . . . . .    52
              ------------------------------
       8.04.  Performance by Agent  . . . . . . . . . . . . . . . . . . .    52
              --------------------

ARTICLE NINE

                                     AGENT  . . . . . . . . . . . . . . .    53
                                     -----
       9.01.  Appointment and Authority   . . . . . . . . . . . . . . . .    53
              -------------------------
       9.02.  Exculpation, Agent's Reliance, Etc.   . . . . . . . . . . .    53
              ----------------------------------
       9.03.  Lenders' Credit Decisions   . . . . . . . . . . . . . . . .    54
              -------------------------
       9.04.  INDEMNIFICATION   . . . . . . . . . . . . . . . . . . . . .    54
              ---------------
       9.05.  Rights as Lender  . . . . . . . . . . . . . . . . . . . . .    55
              ----------------
       9.06.  Investments   . . . . . . . . . . . . . . . . . . . . . . .    55
              -----------
       9.07.  Benefit of Article Nine   . . . . . . . . . . . . . . . . .    55
              -----------------------
       9.08.  Resignation   . . . . . . . . . . . . . . . . . . . . . . .    55
              -----------

ARTICLE TEN

                                 MISCELLANEOUS  . . . . . . . . . . . . .    56
                                 -------------
       10.01. Strict Compliance; Independence of Covenants  . . . . . . .    56
              --------------------------------------------
       10.02. Amendments and Waivers  . . . . . . . . . . . . . . . . . .    56
              ----------------------
       10.03. Accounting Reports  . . . . . . . . . . . . . . . . . . . .    57
              ------------------
       10.04. No Implied Waivers of Rights  . . . . . . . . . . . . . . .    57
              ----------------------------
       10.05. Payment of Expenses: Indemnity  . . . . . . . . . . . . . .    57
              ------------------------------
       10.06. Notices   . . . . . . . . . . . . . . . . . . . . . . . . .    59
              -------
       10.07. GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . .    59
              -------------
       10.08. CHOICE OF FORUM AND JURISDICTION  . . . . . . . . . . . . .    60
              --------------------------------
       10.09. Invalid Provisions  . . . . . . . . . . . . . . . . . . . .    60
              ------------------
       10.10. Limitation on Interest  . . . . . . . . . . . . . . . . . .    60
              ----------------------
       10.11. Offset  . . . . . . . . . . . . . . . . . . . . . . . . . .    61
              ------
       10.12. Binding Effect  . . . . . . . . . . . . . . . . . . . . . .    62
              --------------
       10.13. Table of Contents and Headings  . . . . . . . . . . . . . .    62
              ------------------------------
       10.14. Survival  . . . . . . . . . . . . . . . . . . . . . . . . .    62
              --------
       10.15. Assignments and Participations  . . . . . . . . . . . . . .    62
              ------------------------------
       10.16. Benefit   . . . . . . . . . . . . . . . . . . . . . . . . .    64
              -------
       10.17. Multiple Counterparts   . . . . . . . . . . . . . . . . . .    64
              ---------------------

       10.18. Article 15.10(b)  . . . . . . . . . . . . . . . . . . . . .    64
              ----------------
       10.19. WRITTEN LOAN AGREEMENT  . . . . . . . . . . . . . . . . . .    64
              ----------------------
       10.20. Restatement   . . . . . . . . . . . . . . . . . . . . . . .    65
              -----------

Schedule 1 - Schedule of Lenders

Exhibit A - Notice of Borrowing
Exhibit B - Form of Revolving Note
Exhibit C - Form of Term Note
Exhibit D - Opinion of Borrower's Counsel
Exhibit E - Insurance Schedule
Exhibit F - Principal Office of Borrower and CEC
Exhibit G - Environmental Matters
Exhibit H - Indebtedness
Exhibit I - Oil and Gas Properties
Exhibit J - Form of Guaranty Agreement
Exhibit K - Form of Subordination Agreement
Exhibit L - Subsidiaries of CEC
Exhibit M - Rate Election
Exhibit N - Assignment and Acceptance
Exhibit O - Agreement to be Bound

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


       This Second Amended and Restated Credit Agreement (this "Agreement") is entered into as of September 20, 1996, among Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership (the "Borrower"), Chesapeake Energy Corporation, a Delaware corporation ("CEC"), Union Bank of California, N.A. (individually, "Union Bank" and as agent for Lenders, "Agent") and the Lenders referred to below.

                              W I T N E S S E T H:

       WHEREAS, Borrower, CEC as guarantor and Union Bank entered into that certain Amended and Restated Credit Agreement dated as of March 22, 1994, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of December 27, 1994, that certain Second Amendment to Amended and Restated Credit Agreement dated as of May 25, 1995, that certain Third Amendment to Amended and Restated Credit Agreement dated as of February 5, 1996, that certain Agreement dated as of March 7, 1996, that certain Agreement dated as of March 8, 1996, that certain Agreement dated as of March 27, 1996, and that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of April 2, 1996 (as so amended, the "Original Agreement") for the purposes and consideration therein expressed, pursuant to which Union Bank became obligated to make loans to Borrower as therein provided; and

       WHEREAS, Borrower has requested, and Agent and Lenders have agreed, to amend and restate the Original Agreement in its entirety;

       NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                  ARTICLE ONE

                            DEFINITIONAL PROVISIONS

       1.01. Specific Definitions of Terms. For purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Article One or in the Section or recital referred to below:

       "Adjusted Base Rate" has the meaning given it in Section 3.03(b).

       "Adjusted Fixed Rate" has the meaning given it in Section 3.03(c).

       "Advance" means the disbursement by a Lender of a sum or sums loaned pursuant to this Agreement.

       "Affiliate" means any Person which, directly or indirectly, controls, is controlled by or is under common control with the relevant Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean a member of the board of directors, a partner or an officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, beneficially, as trustee or by proxy) of Voting Shares, through a management contract, or otherwise. Any Person owning or controlling directly or indirectly 5% or more of the Voting Shares, or other equity interests of another Person shall be deemed to be an Affiliate of such Person.

       "Agent" means Union Bank, as Agent hereunder, and its successors in such capacity.

       "Agreement" means this Agreement as the same may be amended, modified, increased, supplemented and/or restated from time to time hereafter.

       "Annual Reserve Report" has the meaning set forth in Section 6.01(f).

       "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of the Base Rate Portion of an Advance and such Lender's Eurodollar Lending Office in the case of the Fixed Rate Portion of an Advance.

       "Applicable Margin" means (i) with respect to the Base Rate Portion of the Loans, zero and (ii) with respect to the Fixed Rate Portion of the Loans,
(A) one and three-eighths of one percent (1.375%) per annum, if the Borrowing Base Ratio in effect on the date of determination is less than 50%, (B) one and five-eighths of one percent (1.625%) per annum, if the Borrowing Base Ratio in effect on the date of determination is equal to or greater than 50% but less than 75%, and (C) one and seven-eighths of one percent (1.875%) per annum, if the Borrowing Base Ratio in effect on the date of determination is equal to or greater than 75%.

       "Base Rate" means, as of any particular date, the greater of (i) the Reference Rate per annum in effect on such day, and (ii) the Federal Funds Rate plus one-half of one percent (.50%) per annum. Each change in the Base Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Base Rate. The Base Rate shall in no event, however, exceed the Highest Lawful Rate. "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by The Federal Reserve Bank of Dallas, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. "Reference Rate" means the variable rate of interest per annum established from time to time by Agent as its "reference rate" (which rate of interest may not be the lowest rate charged on similar loans).

       "Base Rate Portion" means that portion of the unpaid principal balance of the Loans which is not made up of Fixed Rate Portions.

       "Borrower" means Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership, whose general partner is Chesapeake Operating Inc., an Oklahoma corporation.

       "Borrowing Base", at any time, means the remainder of (i) the Borrowing Base as determined in Section 3.06(b), minus (ii) the sum of all Reductions since the last Redetermination Date. The initial Borrowing Base shall be as set forth in Section 3.06(a).

       "Borrowing Base Ratio" means the percentage determined on a daily basis by dividing (a) the unpaid aggregate principal amount of the Loans at the end of such day by (b) the Borrowing Base at the end of such day.

       "Business Day" means every day upon which commercial banks are open for business in Dallas, Texas and Los Angeles, California. Any Business Day in any way relating to Fixed Rate Portions (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

       "CEC" means Chesapeake Energy Corporation, a Delaware corporation.

       "Chief Executive Officer" means the chief executive officer of CEC unless stated otherwise.

       "Chief Financial Officer" means the chief financial officer of CEC unless stated otherwise.

       "Clearing Account" means the account to be established by Borrower with the Agent as set forth in Section 6.17.

       "Closing Date" means the date the initial Advances under the Revolving Loans are made.

       "Collateral" means all present and future tangible or intangible property or rights in which the Lenders (or the Agent for the benefit of Lenders) are to be granted a security interest (whether perfected or enforceable or not), including without limitation the items set forth in
Section 4.01(j), together with any other collateral now or hereafter securing payment of all or any part of the Obligations.

       "Companies" means CEC, Borrower and all other present and future Subsidiaries of CEC (except, however, Chesapeake Gas Development Corporation and Chesapeake Energy Marketing, Inc.).

       "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

       "Contested Claim" means any Tax, Indebtedness or other claim or liability, (i) the validity or amount of which is being contested by appropriate proceedings, (ii) for which adequate reserves, as required by GAAP, have been established and (iii) with respect to which any right to execute upon or sell any assets of Borrower has not matured or has been and continues to be effectively enjoined, superseded or stayed.

       "Controlled Group" means (i) a controlled group of corporations as defined in Section 1563(a) of the Internal Revenue Code or (ii) a group of trades or businesses under common control, as defined in Section 414(c) of the Internal Revenue Code, of which Borrower is a part or becomes a part.

       "Conversion" has the meaning stated in Section 2.07.

       "Debtor Laws" means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar Laws or general equitable principles from time to time in effect affecting the Rights of creditors generally.

       "Default" means any of the events specified in Section 8.01, regardless of whether there shall have occurred any passage of time or giving of notice or both that would be necessary in order to constitute such event an Event of Default.

       "Default Rate" means at the time in question the lesser of (i) five percent (5.0%) per annum plus the Base Rate then in effect or (ii) the Highest Lawful Rate; provided that, with respect to any Fixed Rate Portion with an Interest Period extending beyond the date such Fixed Rate Portion becomes due and payable, "Default Rate" shall mean the lesser of (i) five percent (5.0%) per annum plus the related Fixed Rate or (ii) the Highest Lawful Rate.

       "Dividends" means, in respect of any corporation, cash distributions or any other distributions on, or in respect of, any shares of capital stock of such corporation, except for distributions made solely in shares of stock of the same class and, in respect of any partnership, cash distributions or any other distributions on, or in respect of, any partnership interest in such partnership.

       "Dollars" and the sign "$" refer to currency of the United States of America.

       "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" below its name on
Schedule 1 hereto, or such other office as such Lender may from time to time specify to Borrower and Agent.

       "Environmental Laws" means (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. Section 9601 et seq., (ii) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.A. Section 6901 et seq., (iii) the Clean Air Act, 42 U.S.C.A. Section 7401 et seq., (iv) the Clean Water Act of 1977, 33 U.S.C.A. Section 1251 et seq., (v) the Toxic Substances Control Act, 15 U.S.C.A. Section 2601 et seq., and (vi) all other Laws relating to air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off-site hazardous substances or materials, as each of the foregoing may be amended from time to time.

       "Environmental Liability" means any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other cost or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien.

       "Environmental Lien" means a Lien in favor of a Tribunal or other Person
(i) for any liability under an Environmental Law or (ii) for damages arising from or costs incurred by such Tribunal or other person in response to a release or threatened release of hazardous or toxic waste, substance or constituent into the environment.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all presently effective and future regulations issued pursuant thereto.

       "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" below its name on Schedule 1 hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrower and Agent.

       "Eurodollar Rate" means, with respect to each particular Fixed Rate Portion within a Tranche and the related Interest Period, the rate of interest per annum determined by Agent in accordance with its customary general practices to be representative of the rates at which deposits of dollars are offered to Agent at approximately 9:00 a.m. Los Angeles, California time two Business Days prior to the first day of such Interest Period (by prime banks in the interbank eurocurrency market which have been selected by Agent in accordance with its customary general practices) for delivery on the first day of such Interest Period in an amount equal or comparable to the amount of Agent's Fixed Rate Portion within such Tranche and for a period of time equal or comparable to the length of such Interest Period. The Eurodollar Rate determined by Agent with respect to a particular Fixed Rate Portion shall be fixed at such rate for the duration of the associated Interest Period. If Agent is unable so to determine the Eurodollar Rate for any Fixed Rate Portion, or if the associated Fixed Rate would exceed the Highest Lawful Rate, Borrower shall be deemed not to have elected such Fixed Rate Portion.

       "Event of Default" has the meaning stated in Section 8.01.

       "First Indenture Notes" means all of the 12% Senior Notes due 2001 in the aggregate original principal amount of FORTY-SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($47,500,000) issued by CEC pursuant to the March 31, 1994 Indenture.

       "Fiscal quarter" and "fiscal year" refer to the fiscal quarter and fiscal year of CEC or Borrower respectively.

       "Fixed Rate" means, with respect to each particular Fixed Rate Portion and the associated Eurodollar Rate and Reserve Percentage, the rate per annum calculated by Agent (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

       Fixed Rate =

       Eurodollar Rate
       ---------------------------
       100.0% - Reserve Percentage

The Fixed Rate for any Fixed Rate Portion shall change as the Reserve Percentage changes, but if the Reserve Percentage changes during the Interest Period for a Fixed Rate Portion, Majority Lenders may, at their option, either change the Fixed Rate for such Fixed Rate Portion or leave it unchanged for the duration of such Interest Period.

       "Fixed Rate Payment Date" means, with respect to any Fixed Rate Portion:
(i) the day on which the related Interest Period ends (and, if such Interest Period is three months or longer, the three-month anniversary of the first day of such Interest Period), and (ii) any day on which past due interest or past due principal is owed with respect to such Fixed Rate Portion and is unpaid.
If the terms hereof or of the Notes provide that payments of interest or principal with respect to such Fixed Rate Portion shall be deferred from one Fixed Rate Payment Date to another day, such other day shall also be a Fixed Rate Payment Date.

       "Fixed Rate Portion" means any portion of the unpaid principal balance of the Loans which Borrower designates as such in a Rate Election.

       "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial conditions and the results of operations and changes in financial position, of the Companies, except that any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board committee of such Boards) in order to continue as a generally accepted accounting principle or practice may so be changed. In the event of a change in GAAP, the Loan Documents shall continue to be construed in accordance with GAAP as in existence on the date hereof; provided, however, Lenders and Borrower will thereafter negotiate in good faith to revise any affected covenants to make such covenants consistent with GAAP as then in effect, and, after any such revision, the Loan Documents will be construed in accordance with GAAP as then in effect.

       "Guaranty" of any Person means any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness, obligation, fixed or contingent liability, dividend or distribution (the "primary obligation") of any other Person (the

"primary obligor") in any manner, whether directly or indirectly, including without limitation:

       (a) agreements to purchase the primary obligation or any property constituting security therefor;

       (b) agreements to advance or supply funds (i) for the purchase or payment of the primary obligation, or (ii) to maintain working capital, equity capital or other balance sheet conditions;

       (c) agreements to purchase property, securities or services primarily for the purpose of assuring the holder of the primary obligation of the ability of the primary obligor to make payment of the primary obligation;

       (d) letters or agreements commonly known as "comfort" or "keep well" letters or agreements; or

       (e) any other agreements to assure the holder of the primary obligation of the primary obligor against loss in respect thereof.

except that "Guaranty" shall not include the endorsement by the Companies in the ordinary course of business of negotiable instruments or documents for deposit or collection.

       "Highest Lawful Rate" means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable law to contract for, take, charge, or receive with respect to its Loan. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

       "Incremental Redetermination Date" has the meaning set forth in Section 3.06(b).

       "Indebtedness" means, with respect to any Person, all indebtedness, obligations and liabilities of such Person, including, without limitation and without duplication, the following:

       (a) all liabilities, except deferred taxes, which would be reflected on a balance sheet of such Person, prepared in accordance with GAAP;

       (b) all obligations of such Person in respect of any Guaranty or letter of credit;

       (c)    all obligations of such Person in respect of any capital lease;

       (d) all production payment obligations of such Person whether or not reflected as a liability; and

       (e) all obligations, indebtedness and liabilities secured by any Lien on any property or assets of any Person;

except that, "Indebtedness" shall not include trade payables incurred in the ordinary course of business for the purchase of goods or services which are not outstanding for longer than (i) 90 days past the date of invoice or incurrence or (ii) 100 days past the date of invoice or incurrence if the Companies have a written agreement with the vendor or supplier thereof and such written agreement provides for such extended payment terms.

       "Indenture" means any of (i) that certain Indenture entered into among CEC, the Subsidiary Guarantors (as defined therein) and the Trustee, setting forth the terms and conditions of the First Indenture Notes issued by CEC and the guaranties thereof by the Subsidiary Guarantors; (ii) that certain Indenture entered into among CEC, the Subsidiary Guarantors (as defined therein) and the Trustee, setting forth the terms and conditions of Second Indenture Notes issued by CEC and the guaranties thereof by the Subsidiary Guarantors; or (iii) that certain Indenture entered into among CEC, the Subsidiary Guarantors (as defined therein) and the Trustee, setting forth the terms and conditions of the Third Indenture Notes issued by CEC and the guaranties thereof by the Subsidiary Guarantors.

       "Indenture Documents" means one or more of the Indenture, the Indenture Notes, the Offering Memoranda, the warrant agreements and the purchase agreement or agreements with the purchasers pursuant to the Offering Memoranda, and any and all other agreements or documents (and any amendments or supplements thereto or modifications or restatements thereof) executed or delivered pursuant to the terms of any Indenture or in connection therewith.

       "Indenture Notes" means the First Indenture Notes, the Second Indenture Notes and the Third Indenture Notes.

       "Interest Payment Date" means the last day of each month hereafter, beginning September 30, 1996.

       "Interest Period" means, with respect to each particular Fixed Rate Portion, a period of 1, 2, 3 or 6 months, as specified in the Rate Election applicable thereto, beginning on and including the date specified in such Rate Election (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Interest Period may be elected which would extend past the date on which any Note is due and payable in full.

       "Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder and any successor statutes.

       "Investment" in any Person means any investment, whether by means of share purchase, loan, advance, extension of credit, capital contribution or otherwise, in or to such Person, the Guaranty of any Indebtedness of such Person or the subordination of any claim against such Person to other Indebtedness of such Person; except that "Investment" shall not include (i) trade receivables incurred in the ordinary course of business for the sale of goods or services nor (ii) the purchase of oil and gas properties in the ordinary course of business.

       "Laws" means all applicable statutes, laws, ordinances, regulations, orders, judgments, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession, province, county, parish, town, township, village, municipality or Tribunal; and "Law" means each of the foregoing.

       "Lenders" means each signatory hereto (other than Borrower and CEC), including Union Bank in its capacity as a lender hereunder rather than as Agent, and the successors of each as holder of a Note.

       "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, Environmental Lien, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of a liability, whether arising by agreement or under any Law, or otherwise.

       "Litigation" means any proceeding, claim, lawsuit and/or investigation conducted or threatened by or before any Tribunal.

       "Litigation Reports" means the reports delivered pursuant to Section 4.01(o) and Section 6.01(h).

       "Loan Documents" means: (a) this Agreement, (b) the Notes, (c) the guaranty agreement provided for in Section 4.01(b), (d) the Subordination Agreement, (e) the Security Documents executed by Borrower in connection with the Original Agreement and this Agreement and (f) any and all other agreements or documents (and any amendments or supplements thereto or modifications or restatements thereof) executed or delivered pursuant to the terms of this Agreement or in connection herewith or therewith.

       "Loans" mean the Revolving Loans and the Term Loans, and each, individually, a Loan.

       "Majority Lenders" means at the time in question one or more Lenders whose aggregate Percentage Shares equal or exceed sixty-six and two-thirds percent (66 2/3%).

       "Material Adverse Effect" means any circumstance or event which (i) could reasonably be expected to have any material adverse effect whatsoever upon the validity, performance, perfection or enforceability of any Loan Documents, (ii) is material and adverse to the financial condition or business operations of Borrower or of CEC, individually or with its Consolidated Subsidiaries, (iii) could reasonably be expected to materially impair the ability of Borrower or CEC to fulfill their respective obligations under the Loan Documents, or (iv) may result in or cause a Default or an Event of Default.

       "Monthly Reduction Amount" shall be an amount equal to One Million Seven Hundred Fifty Thousand Dollars ($1,750,000), which amount shall be periodically redetermined by Majority Lenders on each Redetermination Date.

       "Monthly Reduction Date" shall mean October 5, 1996 and the fifth day of each month thereafter.

       "Mortgages" has the meaning stated in Section 4.01(j).

       "Notes" means the Revolving Notes, the Term Notes, and all renewals and extensions thereof and/or replacements or substitutions therefor.

       "Notice of Borrowing" has the meaning stated in Section 2.02(a).

       "Obligations" means all present and future indebtedness, obligations and liabilities of Borrower to Agent or any Lender, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Agreement or any other Loan Document, or represented by the Notes, and all interest accruing thereon (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Borrower, would accrue on such Obligations), and attorneys fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several.

       "Offering Memoranda" means (i) the final offering memorandum dated March 31, 1994 with respect to the First Indenture Notes and warrants to be issued in connection with the First Indenture Notes; (ii) the final offering memorandum dated May 18, 1995 with respect to the Second Indenture Notes; and (iii) the final offering memorandum dated April 1, 1996 with respect to the Third Indenture Notes.

       "Oil and Gas Properties" means the properties set forth on Exhibit "I", and as from time to time supplemented as set forth in Section 6.16.

       "PBGC" shall mean the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

       "Percentage Share" means, with respect to any Lender (a) when used in
Section 2.01, in any Notice of Borrowing, or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on Schedule 1 hereto, and (b) when used otherwise, the percentage equal to the unpaid principal balance of such Lender's Loan at the time in question divided by the aggregate unpaid principal balance of all Loans at such time.

       "Permitted Indebtedness" has the meaning stated in Section 7.01.

       "Permitted Liens" means: (i) Liens granted to the Lenders (or the Agent for the benefit of Lenders) to secure the Obligations, (ii) Liens described on Exhibit "H" and renewals and extensions thereof so long as the Indebtedness secured thereby and the interest rate payable thereon is not increased or the maturity shortened, (iii) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs, (iv) Liens imposed by mandatory provisions of Law such as carrier's, materialmen's, mechanics', warehousemen's, landlord's and other like Liens arising in the ordinary course of business, securing Indebtedness not yet due or which qualifies as a Contested Claim, (v) Liens for Taxes, if the same are not yet due and payable or qualify as a Contested Claim,
(vi) Liens arising in the ordinary course of business from pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of Taxes, (vii) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended, and none of which are violated by existing or proposed structures or land use, (viii) Liens arising under operating agreements governing operation of the Oil and Gas Properties, (ix) Liens on stock of, or partnership interests in, Subsidiaries of CEC securing Indebtedness permitted by Section 7.01(iv), and (x) Liens on assets or property of a Company other than CEC or Borrower securing Indebtedness permitted by Section 7.01(v).

       "Permitted Payment" means any of the following in cash or Temporary Cash Investments (i) payment on a current basis (not later than 90 days after the incurrence thereof) of amounts owed to Chesapeake Operating Inc., as operator, in respect to leasehold operating costs and drilling and development costs under an approved AFE, in an amount not in excess of the actual out of pocket costs incurred by Chesapeake Operating Inc. for such costs, (ii) reimbursement for production and severance taxes paid by another Company with respect to Borrower's production, (iii) reimbursement on a current basis (not later than 90 days after the incurrence thereof) to another Company of accounts payable and similar obligations of Borrower arising in the ordinary course of business of Borrower which have been paid or incurred by such Company on behalf of Borrower, (iv) any dividends or any other distributions by Borrower or any Subsidiary of Borrower or any Restricted Subsidiary (as defined in the Indenture) (any one of which being hereinafter referred to as a "Payor Party") on its Capital Stock (as defined in the Indenture) or on any other interest or participation in the Payor Party, (v) payment of any Indebtedness (as defined in the Indenture) owed by a Payor Party to CEC or any Restricted Subsidiary (as defined in the Indenture) of CEC, (vi) any loan or advance from a Payor Party to CEC or to any Restricted Subsidiary (as defined in the Indenture) of CEC that directly or indirectly owns a majority ownership interest in such Payor Party (any one of which being hereinafter referred to as a "Parent"), or (vii) transfer of property from a Payor Party to its Parent.

       "Person" includes any individual, corporation, limited liability company, joint venture, general or limited partnership, trust, organization, association, other entity or Tribunal.

       "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA maintained by CEC or a member of the Controlled Group for its employees.

       "Rate Election" has the meaning given to it in Section 3.03(a).

       "Redemptions" means, in respect of any corporation, any and all funds, cash, property or other payments made in respect of the redemption, repurchase or acquisition of any class of capital stock or other securities of such corporation, unless such stock or other securities are redeemed or acquired through the exchange of such stock or other securities with stock or other securities of the same class.

       "Redetermination Date" has the meaning stated in Section 3.06(b).

       "Reductions" means the reductions set forth in Section 2.05(a) and
Section 2.05(b).

       "Regulation D", "Regulation G", "Regulation T", "Regulation U" and "Regulation X" mean Regulation D, G, T, U or X, as the case may be, of the Board of Governors of the Federal Reserve System, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation D, G, T, U or X and having substantially the same function.

       "Reportable Event" has the meaning stated in Title IV of ERISA.

       "Reserve Percentage" means, on any day with respect to each particular Fixed Rate Portion in a Tranche, the maximum reserve requirement, as determined by Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply to any bank in the New York Federal Reserve System under Regulation D with respect to "Eurocurrency liabilities" (as such term is defined in Regulation D). If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

       "Restricted Payments" means any Dividend or other distribution, any loan, Investment, advance, payment or prepayment of Indebtedness, obligation, or debt, purchase of assets or Indebtedness, obligation, or debt, transfer of assets or other payment by Borrower to any other Company or to any Affiliate.

       "Revolver Maturity Date" means the earlier of (a) April 30, 2001 or (b) the Conversion date.

       "Revolving Commitment", at any time, means $75,000,000, less the sum of all reductions pursuant to Section 2.04. The face amounts of the Revolving Notes totalling an aggregate sum of $125,000,000 have been established as an administrative convenience and do not commit any Lender to advance funds hereunder under any circumstances in excess of such Lender's Percentage Share of $75,000,000, as each Lender's commitment to advance funds hereunder is determined by reference to such Lender's Percentage Share of the lesser of (i) the Revolving Commitment or (ii) the Borrowing Base from time to time in effect.

       "Revolving Commitment Fee" has the meaning stated in Section 2.03.

       "Revolving Commitment Period" means the period beginning on the date hereof and ending on the earlier of (i) the Revolver Maturity Date or (ii) the date on which the Revolving Commitment is terminated or reduced to zero.

       "Revolving Loans" has the meaning stated in Section 2.01.

       "Revolving Note" means the promissory note from Borrower to a Lender delivered pursuant to Section 3.01, and all renewals and extensions thereof and substitutions and replacements therefor.

       "Rights" means rights, remedies, powers and privileges.

       "Second Indenture Notes" means all of the 10.5% Senior Notes due 2002 in the aggregate principal amount of NINETY MILLION DOLLARS ($90,000,000.00) issued by CEC pursuant to the May 25, 1995 Indenture.

       "Secretary" includes any Assistant Secretary.

       "Security Documents" has the meaning set forth in Section 4.01(j).

       "Subsidiary" means any corporation or partnership of which 50% or more of the Voting Shares is owned or which is otherwise controlled, directly or indirectly through one or more intermediaries, by a Person, and "Subsidiaries" means all of such corporations or partnerships.

       "Subordination Agreement" has the meaning set forth in Section 4.01(c).

       "Taxes" means all taxes, assessments, fees, levies, imposts, duties, penalties, deductions, withholdings or other charges of any nature whatsoever from time to time or at any time imposed by any Law or any Tribunal.

       "Temporary Cash Investment" means any Investment in (i) direct obligations of the USA or any agency thereof, or obligations fully guaranteed by the USA or any agency thereof (including indirect investments in such obligations through repurchase agreements with commercial banks or nationally recognized investment banks), provided that such obligations mature within 30 days of the date of acquisition thereof, (ii) commercial paper rated in the highest grade by two or more national credit rating agencies and maturing not more than 30 days from the date of acquisition thereof, (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, Agent, any Lender or any USA commercial bank having capital, surplus and undivided profits aggregating at least $250,000,000, (iv) money market funds acceptable to Agent in its sole and absolute discretion, and (v) commercial paper maturing not more than 30 days from the acquisition thereof issued by Agent or any Lender.

       "Term Loans" means the Loans to which the Revolving Loans may be converted pursuant to Section 2.07.

       "Term Notes" means the promissory notes from Borrower to the Lenders delivered pursuant to Section 3.02 and all renewals and extensions thereof and substitutions and replacements therefor.

       "Third Indenture Notes" means all of the Senior Notes due 2006 in the aggregate principal amount of ONE HUNDRED TWENTY MILLION DOLLARS
($120,000,000.00) issued by CEC pursuant to the April 1, 1996 Indenture.

       "Tranche" has the meaning set forth in Section 3.03(a).

       "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the USA or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

       "Trustee" means the trustee under the Indenture.

       "UCC" means the Uniform Commercial Code of the State of Texas and of any other state to the extent Texas Law requires application of the same.

       "USA" means the United States of America.

       "Voting Shares" of any corporation means shares of any class or classes (however designated) having ordinary voting power for the election of at least a majority of the members of the Board of Directors (or other governing bodies) of such corporation.

       1.02.  General Definitional Provisions.

              (a) All terms defined in Article One shall have the meanings specified therein when used in this Agreement, the Notes or any other Loan Documents, certificate, report or other document made or delivered pursuant to this Agreement or the other Loan Documents, unless in any case the context states or implies otherwise.

              (b) All terms used herein in the singular shall include the plural, and vice versa.

              (c) The words "hereof", "herein", "hereunder" and "hereto" and similar terms when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

              (d) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

              (e) The terms "Section" and "Article" refer to Sections and Articles of this Agreement, and the term "Exhibit" refers to Exhibits attached hereto and any amendments to such Exhibits, unless in any case the context states or implies otherwise.

              (f) Each determination by Agent or any Lender of amounts to be paid under Sections 3.14 through 3.18 shall, in the absence of manifest error, be conclusive and binding.

                                  ARTICLE TWO

                    REVOLVING LOANS; CONVERSION TO TERM LOAN

       2.01. Revolving Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to lend to Borrower, on a revolving basis in one or more Advances from time to time during the Revolving Commitment Period, the amounts requested by Borrower in each Notice of Borrowing (the aggregate amount of such Advances made by a Lender being called such Lender's "Revolving Loan"); provided, however, that (i) no Lender shall be obligated to make Advances in excess of such Lender's Percentage Share of the lesser of the Borrowing Base or the Revolving Commitment then in effect,
(ii) the aggregate amount of Advances outstanding at any time with respect to the Revolving Loans shall never exceed the lesser of the Borrowing Base or the Revolving Commitment in effect at such time, and (iii) the aggregate amount of all Advances requested of Lenders, except Advances of the remaining unborrowed Revolving Commitment, shall be in an amount of $1,000,000 or more in increments of $100,000.

       2.02.  Manner of Borrowing.

              (a) Notice of Borrowing. Not less than the time required for notice by Section 4.02(f), prior to the requested date of any Advance, Borrower shall give the Agent written notice of each requested Advance in the form of Exhibit "A" (a "Notice of Borrowing"), after which Agent shall give each Lender prompt notice thereof.

              (b) Funding. Upon fulfillment of all applicable conditions with respect to an Advance, each Lender shall before 10:00 a.m. (Los Angeles, California time) on the date requested promptly remit for the account of its Applicable Lending Office to Agent at Agent's office in Los Angeles, California the amount of such Lender's Advance in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Advances have been neither met nor waived as provided herein, Agent shall promptly make the Advances available to Borrower at Borrower's operating account at the principal office of Agent. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's Advance, Agent may in its discretion assume that such Lender has made such Advance available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Advance available to Borrower. If and to the extent such Lender shall not so make its Advance available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Advance together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is paid or repaid to Agent, at the interest rate applicable at the time to the other Advances made on such date. The failure of any Lender to make any Advance to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its Advance, but no Lender shall be responsible for the failure of any other Lender to make any Advance to be made by such other Lender.

       2.03. Revolving Commitment Fee. Borrower agrees to pay to the Agent for the account of each Lender in arrears on the last Business Day of each March, June, September, and December during the Revolving Commitment Period, beginning September 30, 1996, a commitment fee (the "Revolving Commitment Fee") computed on a daily basis at the following rates, as applicable on such day, times such Lender's Percentage Share of the entire unused portion of the lesser of the Borrowing Base or the Revolving Commitment then in effect during the three month period for which payment is made (calculated and computed on such per annum rate on the basis of the actual days elapsed):

              (a) For each day on which the aggregate amount of Advances outstanding is less than, or equal to, TEN MILLION DOLLARS
       ($10,000,000), three-eighths of one percent (0.375%) per annum; and

              (b) For each day on which the aggregate amount of Advances outstanding is greater than TEN MILLION DOLLARS ($10,000,000), one-fourth of one percent (0.25%) per annum.

       2.04. Optional Reduction of Revolving Commitment. Borrower may at any time, or from time to time, upon not less than five (5) Business Days' prior written notice to Agent and each Lender, reduce or terminate the Revolving Commitment; provided, however, that (i) each reduction must be in the amount of $100,000 or more in increments of $100,000 and (ii) each reduction must be accompanied by a prepayment of the Revolving Notes in the amount by which the principal balance exceeds the reduced Revolving Commitment plus all then accrued but unpaid interest. Borrower shall have no right to reinstate the amount of any reduction without the prior written consent of Lenders.

       2.05.  Reductions to Borrowing Base.

              (a) The Borrowing Base shall be reduced on each Monthly Reduction Date by the Monthly Reduction Amount.

              (b) The Borrowing Base shall be additionally reduced by an amount equal to the proceeds (net of reasonable transaction costs) of all sales or transfers of Collateral made by Borrower pursuant to
       Section 7.06(v) or for which consent has been obtained from Majority Lenders, each such reduction to be made on the last day of the second calendar month following consummation of a sale or transfer made pursuant to Section 7.06(v) and at the time of consummation of a sale or transfer for which consent has been obtained from Majority Lenders.

       2.06. Use of Proceeds. The proceeds of the initial Advances shall be used to refinance all outstanding Indebtedness of Borrower owing to Union Bank under the Original Agreement. The proceeds of all other Advances shall be used to provide funds for the acquisition and development of oil and gas properties and for working capital needs.

       2.07. Conversion of Revolving Loans. If at any time the aggregate outstanding principal amount of the Revolving Notes ever exceeds the Borrowing Base and Borrower fails to cure such excess as provided in Section 3.05(b) of this Agreement, Lenders may at their option, either: (a) declare such failure to be an Event of Default; or (b) convert the Revolving Loans (the "Conversion") into term loans in the aggregate principal amount of the aggregate outstanding balance of the Advances under the Revolving Loans as of the date of Conversion with monthly principal and interest payments thereon based upon an amortization schedule acceptable to Lenders. In such event, on the final day of the Revolving Commitment Period, Borrower will execute and deliver to each Lender a Term Note in the amount of such Lender's Revolving Note. Upon delivery of a Term Note to a Lender, such Lender's Revolving Note shall be marked "Renewed" and such Lender shall retain the Revolving Note, so marked, as additional evidence of the Indebtedness of Borrower hereunder.


                                 ARTICLE THREE

                             NOTE AND NOTE PAYMENTS

       3.01.  Revolving Notes.  The Advances made by each Lender under Section
2.01 shall be evidenced by promissory notes of Borrower in the form of Exhibit "B", which Revolving Notes shall (i) be dated the date hereof (or a later date, in case of renewal, substitute or replacement Revolving Notes), (ii) be in the principal amount of such Lender's Percentage Share of the Revolving Commitment,
(iii) bear interest in accordance with Section 3.03 and (iv) be payable to the order of such Lender. Notwithstanding the aggregate principal amount of the Revolving Notes as stated on the faces thereof, the aggregate amount of principal actually owing on such Revolving Notes at any given time and the amount on which interest is calculated shall be the aggregate of all Advances theretofore made to Borrower, less all payments of principal theretofore actually received by the holders thereof.

       3.02. Term Notes. The Conversion, if it occurs, shall be evidenced by Term Notes of Borrower payable to Lenders in the form of Exhibit "C" and each such Term Note shall (i) be dated as of the date of the Conversion (or a later date in case of any renewal, substitute or replacement Term Note), (ii) be in the aggregate principal amount of the outstanding principal balance of the Revolving Notes as of the time of the Conversion, (iii) bear interest in accordance with Section 3.03 and (iv) be payable to the order of each Lender.

       3.03.  Interest Rates.

              (a) Rate Elections. Borrower may from time to time designate all or any portion of the Loans (including any yet to be made Advances which are to be made prior to or at the beginning of the designated Interest Period but excluding any portions of the Loans which are required to be repaid prior to the end of the designated Interest Period) as a "Tranche", which term refers to a set of Fixed Rate Portions with identical Interest Periods and with each Lender participating in such Tranche in accordance with its Percentage Share. Without the consent of Majority Lenders, Borrower may make no such election during the continuance of a Default and Borrower may make such an election with respect to an already existing Fixed Rate Portion only if such election will take effect at or after the termination of the Interest Period applicable to such already existing Fixed Rate Portion. Each election by Borrower of a Tranche shall:

                     (i) Be made in writing in the form and substance of the "Rate Election" attached hereto as Exhibit "M," duly completed;

                     (ii) Specify the amount of the Loans which Borrower desires to designate as such Tranche, the first day of the Interest Period which is to apply thereto, and the length of such Interest Period; and

                     (iii) Be received by Agent not later than 10:00 a.m., Los Angeles, California time, on the third Business Day preceding the first day of the specified Interest Period.

       Promptly after receiving any such election (herein called a "Rate Election") which meets the requirements of this section, Agent shall notify each Lender thereof. Each Rate Election shall be irrevocable. Borrower may make no Rate Election which does not specify an Interest Period complying with the definition of "Interest Period" in Section 1.01, and the amount of the Tranche elected in any Rate Election shall be $1,000,000 or more in increments of $100,000. Upon the termination of each Interest Period the portion of each Loan theretofore constituting the related Fixed Rate Portion shall, unless the subject of a new Rate Election then taking effect, automatically become a part of the Base Rate Portion of such Loan and become subject to all provisions of the Loan Documents governing the Base Rate Portion. Borrower shall have no more than six
       (6) Tranches in effect at any time.

              (b) Adjusted Base Rate. The Base Rate Portion of the Loans outstanding from day to day shall bear interest at the rate per annum from day to day equal to the lesser of (i) the Base Rate plus the Applicable Margin (the "Adjusted Base Rate"), or (ii) the Highest Lawful Rate.

              (c) Adjusted Fixed Rate. Each Fixed Rate Portion of the Loans outstanding from day to day shall bear interest on each day during the related Interest Period at the lesser of (i) the related Fixed Rate in effect as of such day for such Fixed Rate Portion plus the Applicable Margin (the "Adjusted Fixed Rate") or (ii) the Highest Lawful Rate.

              (d) Default Rate. After maturity, which shall include, without limitation, the maturity of any principal required by Section 3.04 or
       Section 3.05, committed to be prepaid pursuant to Section 2.04, stated or by acceleration, the principal of and overdue interest on the Notes and all other Obligations shall bear interest, to the extent permitted by Law, from such maturity until the date paid at a rate per annum from day to day equal to the Default Rate.

              (e) Recapture Rate. Notwithstanding the foregoing, if at any time the Adjusted Base Rate, the Adjusted Fixed Rate or the Default Rate (without reference to the Highest Lawful Rate limitation) exceeds the Highest Lawful Rate, and therefore, the rate of interest on any Note is limited to the Highest Lawful Rate, then any subsequent reductions in the Adjusted Base Rate or the Adjusted Fixed Rate shall not reduce the rate of interest on any Note below the Highest Lawful Rate until the total amount of interest accrued on such Note equals the amount of interest which would have accrued thereon if the Adjusted Base Rate or the Adjusted Fixed Rate (without reference to the Highest Lawful Rate limitation), as the case may be, had at all times been in effect, but in no event shall the aggregate interest payable or paid during the period beginning on the date the initial Advance is made until the Obligations are paid in full exceed the amount equal to interest at the Highest Lawful Rate.

       3.04.  Principal Payments.

              (a) Revolving Notes. The unpaid principal balance of each Revolving Note shall be due and payable on the Revolver Maturity Date.

              (b) Term Note. Upon Conversion pursuant to Section 2.07, the amortization schedule for each Term Note shall be determined by Lenders in their sole discretion, based upon Lenders' evaluation of the Collateral and other factors Lenders deem appropriate, at the time of Conversion.

       3.05.  Prepayments.

              (a) Revolving Commitment Exceeded. If at any time the outstanding principal balance of the Revolving Loans ever exceeds the Revolving Commitment then in effect, then Borrower shall immediately repay the amount of such excess, together with accrued interest thereon, so as to reduce the outstanding principal balance of the Revolving Loans to the Revolving Commitment.

              (b) Borrowing Base Exceeded. If at any time the aggregate outstanding principal balance of the Revolving Notes ever exceeds the Borrowing Base then in effect, then Borrower shall within 30 days thereof, either (i) repay the amount of such excess, together with accrued interest thereon, so as to reduce the aggregate outstanding principal balance of such Revolving Notes to the Borrowing Base or (ii) grant Lenders first perfected Liens in and to such additional Collateral satisfactory to Majority Lenders, pursuant to documentation in form and substance satisfactory to Majority Lenders to increase the Borrowing Base to an amount at least equal to the then aggregate outstanding principal balance of the Revolving Notes. In the event Borrower fails to comply with this Section 3.05(b), then, upon the expiration of the 30 day period set forth in the first sentence in this Section 3.05(b), such failure shall constitute an Event of Default unless Lenders implement the Conversion pursuant to Section 2.07.

              (c) Optional Prepayments. Borrower may, without premium or penalty, upon one Business Day's prior written notice to each Lender, prepay the principal of any Note then outstanding, in whole or in part, at par at any time or from time to time; provided, however that each prepayment of less than the full outstanding principal balance of such Note shall be in the amount of $100,000 or more in increments of $100,000. A notice of prepayment shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein.

       3.06. Borrowing Base Determination. The Borrowing Base shall be determined as follows:

              (a) Initial Borrowing Base. At any time during the period from the date of execution hereof until the first Redetermination Date occurring thereafter, the amount of the Borrowing Base shall be an amount equal to $75,000,000 minus the sum of all Reductions to such date. Notwithstanding the foregoing, until such time as Agent has received evidence of good and defensible title to the Oil and Gas Properties pursuant to Section 4.03, the amount of the Borrowing Base as of any date shall be an amount equal to $35,000,000 minus the sum of all Reductions to such date.

              (b) Periodic Redetermination of Borrowing Base. The Borrowing Base will be redetermined by each May 1 and November 1 hereafter during the Revolving Commitment Period commencing November 1, 1996 (each such redetermination date being referred to as a "Redetermination Date").
       The Borrowing Base shall be redetermined by Agent and approved by Majority Lenders, provided that all Lenders must approve any increase in the Borrowing Base. In addition, either Majority Lenders or Borrower may at any time request additional Borrowing Base redeterminations.
       Each such request made by Borrower shall be accompanied by the information set forth in Section 6.01(f) and by an engineering fee, for the sole account of Agent, in the amount set forth in that certain letter agreement dated of even date herewith between Agent and Borrower (the date of each such incremental redetermination shall be referred to as an "Incremental Redetermination Date"). Each month, Borrower shall furnish or cause to be furnished to each Lender all information and data pertaining to the Collateral as Agent may reasonably request or that is currently being delivered, all in form and substance reasonably satisfactory to Agent. On each Redetermination Date or Incremental Redetermination Date, or as soon thereafter as reasonably practicable, Agent shall send written notice to Borrower of the new Borrowing Base. The amount set forth in such notice shall be effective on the date of such notice, as the amount of the Borrowing Base (subject to Reductions) for all purposes of this Agreement, until notice of a new Borrowing Base determined in accordance with the provisions of this Agreement is given by Agent to Borrower. The amount of the Borrowing Base shall always be determined by Lenders in their sole and absolute discretion based upon such factors as Lenders, in their sole and absolute discretion, shall determine to be appropriate.

       3.07. Payment of Interest. Interest on the Base Rate Portion of each Note shall be payable on each Interest Payment Date. Interest on the Fixed Rate Portion of each Note shall be payable on each Fixed Rate Payment Date. On the date of the Conversion, Borrower will pay Agent for the account of each Lender to whom such payment is owed upon the Conversion, all accrued but unpaid interest on each Revolving Note.

       3.08. Calculation of Interest. Interest on the Fixed Rate Portion of each Note shall be calculated on the basis of actual days elapsed and a year of 360 days. All other calculations of interest on each Note shall be made on the basis of the actual days elapsed in each year consisting of 365 or 366 days, as appropriate.

       3.09. Manner and Application of Payments. All payments and prepayments of principal of, and interest on, each Note shall be made by Borrower to the Agent for the account of each Lender to whom such payment is owed. Each payment of principal, interest, fees and other obligations must be made to Agent at or before 10:00 a.m. (Los Angeles, California, time), in federal or other immediately available funds at 445 South Figueroa Street, Los Angeles, California 90071. Any payment received after 10:00 a.m. (Los Angeles, California, time) shall be deemed to have been made on the next succeeding Business Day. Should any principal of or interest on any Note, or any fee, become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable interest rate during such extension. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received and Lenders shall apply all such money they receive from Agent, as follows:

              (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Sections 8.04 and 10.05(a) and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lenders shall otherwise agree);

              (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

              (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

              (d)    last, for the payment or prepayment of any other
       Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Section 3.05(c). All distributions of amounts described in any of subsections (b), (c) or (d) above shall be made by Agent pro rata to Agent and each Lender then owed Obligations described in such subsections in proportion to all amounts owed to Agent and all Lenders which are described in such subsections.

       3.10. Sharing of Set-Offs and Other Payments. Agent and each Lender agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against any Company or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under
Section 3.09, causes Agent or such Lender to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 3.09, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause Agent and all Lenders to share all payments as provided for in Section 3.09, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 3.09; provided, however, that nothing herein contained shall in any way affect the right of Agent or any Lender to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to court order to be paid on account of the possession of such funds prior to such recovery.

       3.11. Facility Fee. Borrower shall pay to Agent for the account of each Lender, on the date hereof, a facility fee in the amount set forth in those certain letter agreements dated of even date herewith between each Lender and Borrower. Borrower further agrees to pay to Agent for the account of each Lender, on each Redetermination Date, a facility fee in the amount of three-eighths of one percent (.375%) of the amount, if any, by which the Borrowing Base determined on such Redetermination Date exceeds the Borrowing Base determined on the prior Redetermination Date.

       3.12. Agent Fees. Borrower will pay to Agent, for its sole account, agent fees as set forth in the certain letter agreement dated of even date herewith between Agent and Borrower.

       3.13. Production Proceeds. Notwithstanding that, by the terms of the various Security Documents, Borrower is and will be assigning to Agent for the benefit of Lenders all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, and Agent is entitled to apply the same as a prepayment on the indebtedness secured thereby, including the Term Loan, (i) so long as Agent has not requested, pursuant to Section 6.17, that all purchasers of production remit payments to the Clearing Account, then Borrower may continue to receive Production Proceeds and (ii) so long as no Event of Default has occurred which is continuing, Agent shall not apply such Production Proceeds as a prepayment on the indebtedness secured by the Security Documents, including the Term Loan, and so long as no Default or Event of Default shall have occurred which is continuing, any such Production Proceeds received by Agent in excess of the amounts of such indebtedness then due and owing to Lenders shall be paid to Borrower. In no case shall any failure, whether purposed or inadvertent, by Agent or any Lender to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of its rights under the Security Documents, nor shall any release of any Production Proceeds by Agent or any Lender to Borrower constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Agent and/or Lenders to collect other Production Proceeds thereafter.

       3.14. Increased Cost of Fixed Rate Portions. If any applicable domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

              (a) shall change the basis of taxation of payments to any Lender of any principal, interest, or other amounts attributable to any Fixed Rate Portion or otherwise due under this Agreement in respect of any Fixed Rate Portion (other than taxes imposed on the overall net income of such Lender or any lending office of such Lender by any jurisdiction in which such Lender or any such lending office is located); or

              (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Fixed Rate Portion of any Lender (excluding those for which such Lender is fully compensated pursuant to adjustments made in the definition of Fixed Rate) or against assets of, deposits with or for the account of, or credit extended by, such Lender; or

              (c) shall impose on any Lender or the interbank eurocurrency deposit market any other condition affecting any Fixed Rate Portion, the result of which is to increase the cost to such Lender of funding or maintaining any Fixed Rate Portion or to reduce the amount of any sum receivable by any Lender in respect of any Fixed Rate Portion by an amount deemed by such Lender to be material, then such Lender shall promptly notify Borrower in writing of the happening of such event and of the amount required to compensate such Lender for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) Borrower shall pay such amount to such Lender and (ii) Borrower may elect, by giving to such Lender not less than three Business Days' notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion.

       3.15. Availability. If (a) any change in applicable laws, treaties, rules or regulations or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender to fund or maintain Fixed Rate Portions, or shall materially restrict the authority of any Lender to purchase or take offshore deposits of dollars (i.e., "eurodollars"), or (b) any Lender determines that matching deposits appropriate to fund or maintain any Fixed Rate Portion are not available to it, or (c) any Lender determines that the formula for calculating the Fixed Rate does not fairly reflect the cost to such Lender of making or maintaining loans based on such rate, then Borrower's right to elect Fixed Rate Portions shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Fixed Rate Portions (or portions thereof) which are then outstanding or are then the subject of any Rate Election and which cannot lawfully or practicably be maintained or funded shall immediately become or remain part of the Base Rate Portion. Borrower agrees to indemnify each Lender and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in law, treaty, rule, regulation, interpretation or administration directly related to Fixed Rate Portions outstanding at such time such items are incurred by such Lender. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

       3.16. Funding Losses. In addition to its other obligations hereunder, Borrower will indemnify Agent and each Lender against, and reimburse Agent and each Lender on demand for, any loss or expense incurred or sustained by Agent or such Lender (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender to fund or maintain Fixed Rate Portions), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Rate Election, if such payment or prepayment prevents such Rate Election from becoming fully effective, (c) the failure of any Advance to be made or of any Rate Election to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any of the Companies, or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Fixed Rate Portion into the Base Rate Portion or into a different Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

       3.17.  Reimbursable Taxes.  Borrower covenants and agrees that:

              (a) Borrower will indemnify Agent and each Lender against and reimburse Agent and each Lender for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Fixed Rate Portions (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any franchise taxes or taxes imposed on or measured by the overall net income of Agent or such Lender or any lending office of Agent or such Lender by any jurisdiction in which Agent or such Lender or any such lending office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

              (b) All payments on account of the principal of, and interest on, each Lender's Loan and each Lender's Notes, and all other amounts payable by Borrower to Agent and each Lender hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower.
       In the event of Borrower being compelled by law or other regulations to make any such deduction or withholding from any payment to Agent or any Lender, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by Agent or such Lender after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to Agent or such Lender an official receipt or other official document evidencing payment of such deduction or withholding.

              (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Fixed Rate Portion Borrower may elect, by giving to Agent and each Lender not less than three Business Days' notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.

              (d) Each Lender represents and warrants to Agent and Borrower that such Lender is either (i) a corporation organized under the laws of the United States or a state thereof or (ii) entitled to complete exemption from United

       States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement and the other Loan Documents (x) under an applicable provision of a tax convention to which the United States is a party or (y) because it is acting through a branch, agency or office in the United States and any payment to be received by it hereunder is effectively connected with a trade or business in the United States. Upon becoming a party to this Agreement (whether by assignment or as an original signatory hereto), and in any event, from time to time upon the request of Agent or Borrower, each Lender which is not a corporation, organized under the laws of the United States or any state thereof shall deliver to Agent and Borrower such forms, certificates or other instruments as may be required by Agent in order to establish that such Lender is entitled to complete exemption from United States withholding taxes imposed on or with respect to any payments, including fees, to be made to such Lender under this Agreement and the other Loan Documents. Each Lender also agrees to deliver to Borrower and Agent and such other supplemental forms as may at any time be required as a result of the passage of time or changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from U.S. withholding tax on any payments hereunder; provided, that the circumstances of Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (1) applicable law, regulation or treaty, or in any official application thereof or (2) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 3.17(d), or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify Borrower and Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States, and Borrower and Agent have not received forms, certificates or other instruments indicating to their satisfaction that all payments to be made to such Lender hereunder are not subject to United States withholding tax or Agent otherwise has reason to believe that such Lender is subject to U.S. withholding tax, Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Lender shall indemnify and hold Borrower and Agent harmless from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by them as a result of either (A) such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section 3.17(d) or (B) reliance by Borrower or Agent on any such form or certificate which such Lender has provided to them pursuant to this Section 3.17(d).

       3.18. Capital Reimbursement. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any law, rule or regulation, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender, then, upon demand by such Lender, Borrower will pay to Agent for the benefit of such Lender, from time to time as specified by such Lender, such additional amount or amounts which such Lender shall determine to be appropriate to compensate such Lender or any corporation controlling such Lender in light of such circumstances, to the extent that such Lender reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of such Lender's Loan or commitments under this Agreement.

                                  ARTICLE FOUR

                              CONDITIONS PRECEDENT

       4.01. Initial Advances. The effectiveness of this Agreement, and the obligation of each Lender to make the initial Advance on its Revolving Loan, are subject to the conditions precedent that on or before the Closing Date, Agent shall have received the following, each in form and substance and dated as of a date satisfactory to Agent and its counsel:

              (a) Revolving Notes. Each of the duly executed renewal Revolving Notes.

              (b) Guaranty Agreements. Guaranty agreements in the form of Exhibit "J" duly executed by each of CEC and Chesapeake Operating, Inc.

              (c) Affiliate Subordination Agreement. The subordination agreement in the form of Exhibit "K" duly executed by each Company (the "Subordination Agreement").

              (d) Opinion of Borrower's Counsel. Opinion(s) of legal counsel for Borrower substantially in the form of Exhibit "D".

              (e) Notice of Borrowing. A Notice of Borrowing signed by the Chief Executive Officer.

              (f) Resolutions. Resolutions duly adopted by the Board of Directors and accompanied by a certificate of the Secretary of each Company (other than Borrower).

              (g) Incumbency. A signed certificate of the Secretary or the general partners of each Company, certifying the names of the officers authorized to sign each of the Loan Documents, and the other documents or certificates to be delivered by such corporations pursuant to the Loan Documents together with the true signatures of each of such officers. Agent and Lenders may conclusively rely on each such certificate until Agent and Lenders receive a further certificate of the Secretary or general partner of respective Company canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

              (h) Official Certificates. Certificates as to incorporation, existence and good standing for each Company (other than Borrower) issued by the Secretary of State (or other appropriate official) of the state of incorporation of each Company (other than Borrower) and, if and to the extent requested by Agent or its counsel, certificates of qualification and good standing (or other similar instruments) for each Company (other than Borrower) issued by the Secretary of State of each of the states wherein each Company (other than Borrower) is or should be qualified to do business as a foreign corporation. Certificates of existence for Borrower issued by the Secretary of State (or other appropriate official) of the state of organization of Borrower.

              (i) Articles of Incorporation, Partnership Agreement, Charter and Bylaws. A copy of the Certificate or Articles of Incorporation of each Company (other than Borrower) and all amendments thereto, certified by the Secretary of each Company (other than Borrower) as being true, correct and complete (and in the case of CEC and Chesapeake Operating, Inc., certified by the Secretary of State of the state of incorporation of such Companies as being true, correct and complete), and a copy of the partnership agreement or bylaws of each Company and all amendments thereto, certified by the Secretary or a general partner of each Company, as the case may be, as being true, correct and complete.

              (j) Security Documents. Mortgages, deeds of trust, security agreements, assignments of production and financing statements (or amendments and supplements to the mortgages, deeds of trust, security agreements, assignments of production and financing statements in connection with the Original Agreement) or similar documentation covering Oil and Gas Properties and such further documents and instruments as Agent may request, including without limitation a Mortgage, Deed of Trust, Assignment of Production, Security Agreement, Financing Statement (Personal Property Including Hydrocarbons) and Fixture Filing ("Mortgages") each in form and substance satisfactory to Lenders (collectively, "Security Documents") executed by Borrower, granting to Lenders (or Agent for the benefit of Lenders) first perfected Liens (subject to no other Liens other than Permitted Liens), on and in (i) all Oil and Gas Properties, (ii) all accounts receivable, inventory, equipment and contract rights of Borrower, (iii) all proceeds and products of, from or with respect to the foregoing.

              (k) Title and Perfection. Duly executed UCC-1 financing statements and all other requisite filing documents necessary to perfect the Liens granted pursuant hereto, in form satisfactory for filing with the appropriate filing offices.

              (l) Contracts. Upon the request of the Agent, a copy of any material contracts of Borrower not previously delivered to Agent.

              (m)    Indenture     Documents.  Copies of the final and duly
       executed and delivered Indenture Documents.

              (n) Insurance. Endorsements naming Lenders as additional insureds on all liability insurance policies and Agent as loss payee on all property insurance of Borrower which covers any Collateral and a detailed schedule of all insurance of Borrower attached hereto as Exhibit "E".

              (o) Litigation Reports. Reports of counsel to Borrower describing all pending or threatened Litigation by or against any Company. There shall be no outstanding order or injunction of any Tribunal which would prohibit any of the transactions contemplated by the Loan Documents.

              (p) Approvals. Evidence that all necessary approvals of Tribunals and others have been obtained.

              (q) Compliance With Laws. Evidence that Borrower has complied with all Laws necessary to consummate the transactions contemplated by this Agreement.

              (r) Payments of Financing Fees. Payment of all fees payable to Agent and each Lender set forth herein, and payment of all reasonable fees and expenses of or incurred by Agent and all reasonable fees and expenses of Thompson & Knight, P.C., counsel to Agent and other local or special counsel selected by Agent or its counsel to and including the Closing Date in connection with the negotiation and closing of the transactions contemplated herein.

              (s) Additional Information. Such other information and documents as may be reasonably requested by Agent or its counsel.

       4.02. All Advances. The obligations of each Lender to make any Advance under the Revolving Commitment (including its initial Advance) shall be subject to the performance by Borrower to the satisfaction of such Lender and its counsel of the following additional conditions precedent:

              (a) No Defaults. As of the date of the making of such Advance, there exists no Default or Event of Default.

              (b) Compliance with Agreement. Borrower and CEC have performed and complied with all agreements and conditions contained herein which are required to be performed or complied with by Borrower or CEC before or on the making of such Advance.

              (c) No Material Adverse Change. As of the date of making such Advance, no change or event that might cause a Material Adverse Effect has occurred.

              (d) Representations and Warranties. The representations and warranties contained in Article Five are true and correct in all material respects on the date of the making of such Advance, with the same force and effect as though made on and as of that date.

              (e) Debtor Laws. No proceeding under any Debtor Laws has been commenced by or against any Company.

              (f) Notice of Borrowing. Agent has received from Borrower a Notice of Borrowing at least three Business Days prior to any Advance that Borrower has designated as a Tranche or at least two days prior to any other Advance (other than the initial Advance).

       4.03. Title and Letters-in-Lieu. Agent shall receive (i) evidence (including, without limitation, opinions of counsel to Borrower and/or special counsel to Agent with respect to perfection) that Borrower has good and defensible title to the Oil and Gas Properties and (ii) the initial executed letters described in Section 6.17, in form and substance satisfactory to Agent and its counsel, within sixty (60) days after the Closing Date.

                                  ARTICLE FIVE

                         REPRESENTATIONS AND WARRANTIES

       To induce each Lender to make its Loans, Borrower and CEC represent and warrant to Agent and each Lender that, at the time of execution hereof and after consummation of the transactions contemplated hereby:

       5.01.  Organization and Good Standing.

                     (i) Each Company (other than Borrower) is a corporation, duly organized and existing under the laws of the state of its organization. Each Company (other than Borrower) has the power and authority to own its properties and assets and to transact the business in which it is engaged and is duly qualified as a
              foreign corporation and in good standing in       all states in
              which it is doing
              business, except where failure to be qualified will not have a Material Adverse Effect.

                     (ii) Borrower is a limited partnership, duly formed and existing under the laws of the State of Oklahoma. Borrower has the power and authority to own its properties and assets and to transact business in which it is engaged and is duly qualified as a foreign partnership and in good standing in all states in which it is doing business, except where failure to be qualified will not have a Material Adverse Effect.

       5.02.  Authorization and Power.

                     (i) CEC has the corporate power and requisite authority, and has taken all corporate action necessary, to execute, deliver and perform the Loan Documents to be executed by it.

                     (ii) Borrower has the partnership power and requisite authority, and has taken all partnership action necessary, to execute, deliver and perform the Loan Documents to be executed by it.

       5.03. No Conflicts or Consents. The execution and delivery of each of the Loan Documents by Borrower and CEC, and of the Subordination Agreement by each of the other Companies, the consummation of any of the transactions herein or therein contemplated, and compliance with the terms and provisions hereof or thereof to be executed and performed respectively by each such Company, will not contravene or materially conflict with: (a) any provision of Law to which any Company is subject; (b) any material judgment, license, order or permit applicable to any Company; (c) any material contract, lease, indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which any Company is a party or by which any Company may be bound, or to which any Company may be subject including the Indenture Documents binding on any Company; or (d) violate any provision of the charter, bylaws or partnership agreement, as the case may be, of any Company, which would in any case have a Material Adverse Effect. No consent, approval, authorization or order of any Tribunal or other Person is required in connection with the execution and delivery by any Company of the Loan Documents or consummation of the transactions contemplated hereby or thereby, except as disclosed in a separate certificate executed by Borrower and delivered contemporaneously herewith, all of which required consents, approvals and authorizations have been obtained or have been waived in writing by Majority Lenders. The representations and warranties by each Company in the Subordination Agreement are true and correct.

       5.04. Enforceable Obligations. The Loan Documents have been duly executed and delivered by Borrower and CEC and are the legal and binding obligations of Borrower and CEC, enforceable in accordance with their respective terms, except as limited by Debtor Laws.

       5.05. No Liens. Except for Permitted Liens and except as disclosed in the Exhibits hereto, all of the assets of each Company are free and clear of all Liens and other adverse claims of any nature, each Company has good and indefeasible title to such assets, and there are no presently effective financing statements of record in any jurisdiction covering any tangible or intangible assets of each Company.

       5.06.  Financial Condition.

              (a) CEC. CEC has delivered to each Lender a copy of the financial statements of CEC as of and for the fiscal year ended June 30, 1995, and for the period ended March 31, 1996. Such financial statements fairly present the Consolidated financial condition and results of operations of CEC and its Consolidated Subsidiaries as of such date and have been prepared in accordance with GAAP except as stated therein. As of the date hereof, there are no obligations, liabilities or Indebtedness (including contingent and indirect liabilities and obligations) which are (separately or in the aggregate) material and are not reflected in such financial statements or in the notes thereto; and no changes having a Material Adverse Effect have occurred since the date of such financial statements.

              (b) Solvency. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby, Borrower will be solvent (as such term is used in Debtor Laws).

       5.07. Full Disclosure. There is no material fact that Borrower has not disclosed to Lenders which might reasonably be expected to have a Material Adverse Effect. Neither the financial statements referenced in Section 5.06(a) nor any certificate or other information delivered herewith or heretofore by Borrower to Lenders in connection with the negotiation, execution and consummation of this Agreement, contain any untrue statement of a material fact or omit to state any material fact necessary to keep the statements contained herein or therein from being misleading.

       5.08. No Default. No event has occurred and is continuing which constitutes a Default or an Event of Default.

       5.09. Material Agreements. No Company is in default in any material respect under any material partnership agreement, indenture, promissory note, contract, lease, loan agreement, mortgage, deed of trust, security agreement, license, permit, franchise or other agreement or obligation to which it is a party or by which any of its properties is bound, and no Company is a party to or bound by any material contracts or agreements other than those disclosed to Agent and Lenders. The respective representations, warranties and covenants of CEC and Borrower, if any, set forth in the Offering Memorandum, the Indenture and the other Indenture Documents are true and correct as of the date thereof and there is no material fact that is not disclosed therein which might reasonably be expected to have a Material Adverse Effect.

       5.10. No Litigation. Except for the Litigation described in the Litigation Reports, there is no Litigation pending, or to the knowledge of Borrower or CEC threatened, by or against any Company, and, to the best of Borrower's or CEC's knowledge, none of such Litigation, whether disclosed or undisclosed, will have a Material Adverse Effect. There are no outstanding injunctions or restraining orders prohibiting consummation of any of the transactions contemplated by the Loan Documents.

       5.11. Use of Proceeds; Margin Stock. The proceeds of the Revolving Loans will be used solely for the purposes specified herein. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulations G, T, U or X, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry a "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulations G, T, U or X. No Company has taken nor will any Company take any action which might cause any of the Loan Documents to violate Regulations G, T, U or X, or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 8 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may be in effect at the time such proceeds are used.

       5.12. No Financing of Regulated Corporate Takeovers. No proceeds of the Revolving Loans will be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the Securities Exchange Act of 1934, including particularly (but without limitation) Sections 13(d) and 14(d) thereof.

       5.13. Taxes. All Tax returns required to be filed by any Company in any jurisdiction have been filed, and all Taxes upon any Company or upon any of their respective properties, income, franchises or Plans have been paid prior to the time that such Taxes could give rise to a Lien thereon, except for Contested Claims. There is no material proposed Tax assessment against any Company or any Plan, and there is no basis for such assessment.

       5.14. Principal Offices. The actual and anticipated principal office and principal place of business of Borrower and

CEC is shown on Exhibit "F", and Borrower and CEC intend to maintain their respective principal records and books at such principal office. Borrower and CEC will give Agent prior written notice if their principal office is changed.

       5.15. ERISA. (i) No Reportable Event has occurred and is continuing with respect to any Plan, (ii) PBGC has not instituted proceedings to terminate any Plan, (iii) none of CEC, any member of the Controlled Group nor any duly-appointed administrator of a Plan (A) has incurred any liability to PBGC with respect to any Plan other than for premiums not yet due and payable or (B) has instituted or intends to institute proceedings to terminate any Plan under Sections 4041 or 4041A of ERISA or withdraw from any Multi-Employer Pension Plan (as that term is defined in Section 3(37) of ERISA), (iv) no Plan of CEC has been maintained and funded in any material respect in violation of its terms or of any provisions of ERISA applicable thereto, and (v) no "accumulated funding deficiency" (as defined in Section 302(a)(2) of ERISA) exists with respect to any Plan.

       5.16. Compliance With Law. Each Company is in compliance with all Laws, except where failure to comply will not have a Material Adverse Effect.

       5.17. Government Regulation. No Company is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by Borrower of Indebtedness, including, but not limited to, Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

       5.18. Insider. No Company is, and no Person having "control" (as that term is defined in 12 U.S.C. Section 375(b)(5) or in regulations promulgated pursuant thereto) of any Company is, an "executive officer", "director" or "principal shareholder" (as those terms are defined in 12 U.S.C. Section 375(b) or in regulations promulgated pursuant thereto) of Agent or any Lender, of a bank holding company of which Agent or any Lender is a subsidiary or of any subsidiary of a bank holding company of which Agent or any Lender is a subsidiary.

       5.19. Environmental Matters. Except as disclosed on Exhibit "G" or pursuant to Section 6.01(i), no Company (i) has received notice or otherwise learned of any Environmental Liability which would individually or in the aggregate have a Material Adverse Effect, arising in connection with (A) any non-compliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment, (ii) has had any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which would individually or in the aggregate have a Material Adverse Effect or (iii) has received notice or otherwise learned of any federal or state legislation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent into the environment for which any Company is or may be liable.

       5.20. Subsidiaries. Exhibit "L" hereto lists all Subsidiaries of CEC as of the Closing Date.

       5.21. Survival of Representations and Warranties. All representations and warranties in the Loan Documents shall survive delivery of the Notes and the making of the Loans and shall continue until one year after repayment of the Notes and the Obligations, and any investigation at any time made by or on behalf of Agent or any Lender shall not diminish Agent's or Lenders' right to rely thereon.


                                  ARTICLE SIX

                             AFFIRMATIVE COVENANTS

       So long as any Lender has any commitment to make Advances, and until payment in full of the Notes and the performance of the Obligations, Borrower and CEC agree that (unless Majority Lenders shall otherwise consent in writing):

       6.01. Financial Statements, Reports and Documents. Borrower and CEC shall deliver or cause to be delivered the following to Agent and each Lender:

              (a) Quarterly Statements. As soon as available, and in any event within 45 days after the end of each fiscal quarter, copies of the Consolidated and consolidating balance sheets of CEC as of the end of such quarter, and Consolidated and consolidating statements of income and cash flow of CEC for such quarter and for the portion of the fiscal year ending with such quarter, in each case setting forth in comparative form the figures for the corresponding periods of the preceding fiscal year, all in reasonable detail, and certified by the Chief Financial Officer as fairly presenting the Consolidated financial condition and results of operations of CEC and as having been prepared in accordance with GAAP (excluding the notes thereto), subject to year-end audit adjustments;

              (b) Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year, copies of the Consolidated and consolidating balance sheets of CEC as of the close of such fiscal year, and the Consolidated and consolidating statements of income and cash flow of CEC for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by (i) an unqualified opinion of Price Waterhouse or such other independent public accountants of recognized national standing selected by CEC and reasonably satisfactory to Agent, to the effect that such financial statements have been prepared in accordance with GAAP and fairly present the Consolidated financial condition and results of operations of CEC, and (ii) a certificate executed by the Chief Executive Officer and Chief Financial Officer of CEC to the same effect as such opinion;

              (c) Audit Reports. Promptly upon receipt thereof, one copy of each written report submitted to each Company by independent accountants in any annual, quarterly or special audit, review or examination, together with all report or letters to management or the board of directors of any Company;

              (d) Compliance Certificate. Within 45 days after the end of each fiscal quarter of each fiscal year a certificate executed by the Chief Financial Officer stating that a review of the activities of the Companies during such quarter and during the portion of the fiscal year ending with such quarter has been made under such officer's supervision and that to the knowledge of such officer, Borrower and CEC have observed, performed and fulfilled each and every obligation and covenant contained in each of the Loan Documents (except to the extent properly waived as provided herein) and are not in Default under the Loan Documents, or, if any such Default has occurred, specifying the nature and status thereof;

              (e) Accountants' Certificates. Concurrently with delivery of the statements set forth in Section 6.01(b), a certificate of the accountants who render an opinion with respect to the financial statements of CEC, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any condition or event which would constitute a Default or an Event of Default under any of the terms or provisions of this Agreement and, if any such condition or event then exists, specifying the nature and period of existence thereof;

              (f) Engineering and Production Information. As soon as available and within 45 days after the end of each month during the Revolving Commitment Period, (i) a report in form and substance satisfactory to Agent prepared by Borrower for each of the Oil and Gas Properties (net to Borrower's interest) detailing, both by well and in summary form, production volume by product, revenue by product, net lease operating expenses, capital expenditures, severance, ad valorem and other taxes on production, operating profit or loss, and price information and further detailing any changes to any producing reservoir, production equipment, or producing well which would have a Material Adverse Effect and (ii) a report in form and substance satisfactory to Agent prepared by Borrower detailing a summary of revenues and expenses from operations other than the Oil and Gas Properties; and by September 20, 1996 and each September 1 thereafter, a reserve report ("Annual Reserve Report") (on a fiscal year basis) in form and substance satisfactory to Agent prepared by Williamson Petroleum Consultants, Inc. or another independent petroleum engineering firm acceptable to Majority Lenders reflecting an estimate of remaining reserves, annual production, cash flow and discounted value of Oil and Gas Properties to be included in the Borrowing Base; and by each March 1 hereafter, and contemporaneously with a request for any Incremental Redetermination Date, as to all properties to be included therein which were not evaluated in the immediately preceding Annual Reserve Report or any preceding incremental redetermination report delivered by Borrower, a reserve report (the "Interim Reserve Report") in form and substance satisfactory to Agent prepared by Williamson Petroleum Consultants, Inc. or another independent petroleum engineering firm acceptable to Majority Lenders reflecting an estimate of remaining reserves, annual production, cash flow and discounted value of such additional Oil and Gas Properties to be included in the Borrowing Base, together with a report prepared by Borrower, in form and substance acceptable to Agent, adjusting and updating the most recently delivered Annual Reserve Report.

              (g) Insurance Report. Within 15 days after any material change in insurance coverage by the Companies, a report describing such change, and, within 30 days after the end of each fiscal year, a report describing the insurance coverage of the Companies;

              (h) Litigation Reports. (i) Within 90 days after the end of each fiscal year, complete reports by counsel to the Companies, describing all Litigation of any Company and (ii) within 10 days after the end of each fiscal quarter (except the last) of each fiscal year in which a material change in reported Litigation has occurred or additional Litigation which, in the opinion of counsel to the Companies could have a Material Adverse Effect, has been threatened in writing or commenced, reports by counsel to the Companies, describing such material changes in or additions to the last annual Litigation Report;

              (i) Environmental Notices. Notice to Agent and each Lender, in writing, promptly upon any Company's learning that any Company has received notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (i) the non-compliance with or violation of the requirements of any Environmental Law which individually or in the aggregate might have a Material Adverse Effect, (ii) the release or threatened release of any toxic or hazardous waste, substance or constituent into the environment which individually or in the aggregate might have a Material Adverse Effect or which release any Company would have a duty to report to a Tribunal under an Environmental Law, or (iii) the existence of any Environmental Lien on any properties or assets of any Company;

              (j) Aging of Payables and Receivables. Within 45 days after the end of each fiscal quarter, a report in form and substance satisfactory to Agent showing the aging of each outstanding account receivable and account payable of CEC and its Subsidiaries on a Consolidated basis.

              (k) SEC and Other Reports. Promptly upon it becoming available, one copy of each financial statement, report, notice or proxy statement sent by any Company to stockholders or debt holders generally and of each regular or periodic report, registration statement or prospectus filed by any Company with any securities exchange or the Securities and Exchange Commission or any successor agency or any similar Tribunal of a foreign country, and of any material order issued by any Tribunal in any material proceeding to which any Company is a party;

              (l) Gas Balancing; Hedging Contracts. Within 45 days after the end of each fiscal quarter, Borrower will provide to Agent and each Lender a report in form and substance satisfactory to Agent (i) itemizing all obligations in respect of gas imbalances or take or pay obligation of the Companies if such obligations, in the aggregate, exceed $100,000.00 outstanding during such fiscal quarter, and (ii) itemizing each of the Company's outstanding interest, commodity or other swap, cap, floor or other hedging arrangements, all in such detail as may be requested by Agent;

              (m) Other Information. Such other information concerning the business, properties or financial condition of any Company or any Plan as Agent or any Lender shall reasonably request;

              (n) Reports to Trustee. Contemporaneously with the delivery to the Trustee pursuant to the terms of the Indenture of any annual reports, documents, information, other reports, certificates or opinions, a copy of such report, document, information, certificate or opinion; and

              (o) Notice of Permitted Payment. After the occurrence and during the continuance of a Default, Borrower will provide to each Lender a written report explaining any Permitted Payment of the type described in clause (iv) or (v) of the definition of Permitted Payments at least thirty days prior to such Permitted Payment being made, in such detail as such Lender shall require.

       6.02. Payment of Taxes and Other Indebtedness. Except for Contested Claims, each Company will pay and discharge when due (i) all Taxes, (ii) all lawful claims (including claims for trade payables, labor, materials and supplies), which, if unpaid, might give rise to a Lien upon any of its property and (iii) all of its other Indebtedness, obligations and liabilities, except as prohibited hereunder.

       6.03. Maintenance of Existence and Rights; Conduct of Business. Each Company will preserve and maintain its existence and all of their respective rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations and orders of any Tribunal, except when failure to so preserve, maintain or conduct will not have a Material Adverse Effect.

       6.04. Notice of Default. Borrower or CEC shall furnish to Agent and each Lender, immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Default, written notice specifying the nature and period of existence thereof and the action which Borrower or CEC is taking or proposes to take with respect thereto.

       6.05. Other Notices. Borrower or CEC will promptly notify Agent and each Lender of (i) any material adverse change in the financial condition or business of any Company, (ii) any acceleration of the maturity of any material Indebtedness owing by any Company (a "material" Indebtedness being one with a monetary obligation of $500,000 or more or one with respect to which a default thereunder would have a Material Adverse Effect), (iii) any material adverse claim against or affecting any Company, (iv) the commencement of, and/or any material determinations in, any Litigation which could have a Material Adverse Effect and (v) any event or condition which may reasonably be expected to result in a default under any of the Indenture Documents.

       6.06. Compliance with Loan Documents. Borrower and CEC will each promptly comply with any and all covenants and provisions of the Loan Documents applicable to such Company and will cause each other Company to promptly comply with any and all covenants and provisions of the Subordination Agreement applicable to such Company.

       6.07. Compliance with Material Agreements. Each Company will comply in all material respects with all material contracts, leases, agreements, indentures, mortgages or documents binding on it or affecting its properties or business if noncompliance could have a Material Adverse Effect, including, without limitation, the Indenture Documents.

       6.08. Operations and Properties. Each Company will act prudently and in accordance with customary industry standards in managing and operating its assets, properties, business and investments and will keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business, if failure to do any of the foregoing might have a Material Adverse Effect.

       6.09. Books and Records. During all business hours, each Company will give any representative of Agent access to and permission for such representative to examine, copy or make excerpts from any and all books, records and documents in the possession of such Company that relate to its affairs, and to inspect any of the properties of such Company. Each Company will maintain complete and accurate books and records of its transactions in accordance with GAAP.

       6.10. Compliance with Law. Each Company will comply with all Laws, a violation of which could have a Material Adverse Effect.

       6.11. Insurance. Each Company (i) will maintain (A) worker's compensation or similar insurance as may be required by applicable Law, (B) public liability insurance against claims for personal injury, death or property damage suffered upon, in or about any premises occupied by such Company or occurring as a result of the ownership, maintenance or operation by such Company of any automobile, truck or other vehicle or as the result of services rendered by it, all such insurance to be maintained with financially sound and reputable insurance companies against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies engaged in similar businesses, (ii) will name Lenders as additional insureds on all such liability insurance and Agent as loss payee on all such property insurance which covers any Collateral and
(iii) will deliver copies of the policies and endorsements for such insurance to Agent promptly after issuance or renewal of each.

       6.12. ERISA Compliance. Each Company will (i) make prompt payment of all contributions required under all Plans and required to meet the minimum funding standard set forth in ERISA with respect to its Plans, (ii) within 30 days after the filing thereof, furnish to Agent and each Lender each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, and the regulations promulgated thereunder, in connection with each of its Plans for each Plan year, and (iii) notify Agent immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any of its Plans, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by Agent, as to the reason therefor and the action, if any, proposed to be taken with respect thereto.

       6.13. Further Assurances. Each Company will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, deeds of trust, mortgages, security agreements, transfers, assignments, financing statements or other assurances, and take any and all such other action, as Agent may, from time to time, deem reasonably necessary or proper in connection with any of the Loan Documents and the obligations of such Company thereunder, or for better assuring and confirming unto Agent all or any part of the security for any of such obligations.

       6.14. Subordination of Affiliate Obligations. Borrower and CEC agree and covenant until such time as (a) Lenders have received full and final payment of the Notes and (b) all Obligations have been performed in their entirety, all indebtedness, liability and obligations of any type (other than (i) salaries of Affiliates who are employees of a Company, (ii) revenue distributions to Affiliates who own working or mineral interests or overriding royalty interests in any land or leases which are operated by any Company and
(iii) payments described in clause (i) of the definition of Permitted Payments) to any Affiliate of Borrower (the "Affiliate Obligations"), shall be subordinate and inferior to all Indebtedness, obligations and liability of Borrower to Agent and Lenders as more particularly set forth in Exhibit "K". Upon the acceleration of any of the Obligations, no Affiliate Obligation may be paid by Borrower until the Obligations have been repaid in full in cash. If, after the acceleration of any of the Obligations any Company or any Affiliate of Borrower receives payment on any Affiliate Obligations, such Company or Affiliate shall hold such proceeds in trust for Lenders and shall immediately remit same to Agent for application against the Obligations.

       6.15. Maintenance of Corporate Identity. (i) Each Company shall maintain separate corporate records, books and accounts; (ii) each Company shall observe the formal legal, financial and accounting requirements necessary for the maintenance of such Company as a separate legal entity, and (iii) all monies and funds advanced and to be advanced to or on behalf of any Company by any Affiliates thereof (other than another Company), pursuant to a loan or otherwise, will be evidenced by valid, binding and enforceable written obligations to repay such monies and funds either on demand or at a future date and will include a rate of return to the Affiliate advancing the same at an interest rate not less than the Adjusted Base Rate, except for certain minor operating expenses, none of which are material in amount and none of which relate to significant transactions.

       6.16. Liens on Oil and Gas Properties Acquired in the Future. Borrower will identify on each Annual Reserve Report and each Interim Reserve Report, or on a separate schedule, such individual wells with respect to which the oil, gas and mineral lease(s) is not then currently subject to a Mortgage. On or before each Redetermination Date and each Incremental Redetermination Date, Borrower will except with respect to wells of a de minimis value as specified by Agent from time to time and (ii) execute and deliver Mortgages granting to Agent for the benefit of Lenders first perfected Liens (subject to no other Liens except Permitted Liens) on and in the oil, gas and mineral lease(s) covering each such well which is to be included in the Borrowing Base, and such properties shall then for all purposes be deemed to be Oil and Gas Properties. On the later to occur of (i) each Redetermination Date or Incremental Redetermination Date or (ii) 45 days after Agent notifies Borrower of which wells Agent shall require title information for, Borrower will provide title opinions or other title information acceptable to Majority Lenders in form satisfactory to Majority Lenders with respect to such wells and leases.

       6.17. Clearing Account. Upon the request of Agent (at the direction of Majority Lenders), Borrower shall promptly cause all purchasers of production of oil, gas and other hydrocarbons from the Oil and Gas Properties to remit all payments therefor into a controlled access (Agent only) account at Agent (the "Clearing Account"). So long as no Default or Event of Default has occurred and is continuing, Agent will, from time to time, transfer funds from the Clearing Account at Borrower's direction, provided, however, that Agent will have the right to reserve funds in the Clearing Account in an amount sufficient to pay the next principal and/or interest payment due on the Notes. On the execution of this Agreement, and from time to time hereafter upon the request of Agent, Borrower shall execute and deliver to Agent letters addressed to purchasers of production instructing them to remit such payment to the Clearing Account. Further, within forty-five (45) days after the end of each fiscal quarter, Borrower will deliver a report to Agent listing the names and addresses of all purchasers of production and such other information as Agent shall request.

       6.18. Hedging Contracts. No Company will be a party to or in any manner liable on any forward, future, swap or hedging contract, or enter into any sale of future production except contracts entered into solely with the purpose and effect of fixing prices on oil and/or gas expected to be produced by such Company provided the contract is with a counter party of recognized satisfactory financial standing and is not for volumes in excess of projected future production for the corresponding periods of the contract.

       6.19. Use of Distributions. After the occurrence and during the continuance of a Default, CEC will use all dividends, distributions and Permitted Payments made by Borrower or any Subsidiary of Borrower to CEC and all income and other proceeds derived therefrom for the following purposes only:

              (a)    to make scheduled payments when due of the Indenture
       Notes; and

              (b) to pay an amount equal to CEC's income tax obligation to the extent, if any, CEC has paid or will thereupon pay in cash, income tax or state franchise tax in a like amount; provided such amount does not exceed the highest marginal Federal corporate income tax rate in effect with respect to the relevant income of Borrower's taxable income for the relevant period plus any applicable state franchise tax amount.


                                 ARTICLE SEVEN

                               NEGATIVE COVENANTS

       So long as any Lender has any commitment to make Advances hereunder, until payment in full of the Notes and the performance of the Obligations, Borrower and CEC agree that (unless Majority Lenders shall otherwise consent in writing):

       7.01. Limitation on Indebtedness. No Company will incur, create, contract, assume, have outstanding, permit to exist, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness, except (i) the Obligations, (ii) Indebtedness of such Company described on Exhibit "H," (iii) current liabilities of such Company for Taxes and assessments incurred in the ordinary course of its business, (iv) the Indebtedness of CEC evidenced by the Indenture Notes and the guaranties by the Subsidiary Guarantors thereof, (v) Indebtedness incurred by the Companies (other than Borrower and CEC) in the ordinary course of business, not in excess of an aggregate amount outstanding at any time equal to $5,000,000 for all Companies (other than Borrower and CEC), (vi) Indebtedness of such Company to another Company, (vii) Debt arising under forward, future, swap or hedging contracts permitted under Section 6.18. (Indebtedness described in clauses (i) through (vii) is collectively referred to as the "Permitted Indebtedness"). No Company shall make any Guaranty or other undertaking commonly known as "comfort" or "keep well" letters, except for (i) such undertakings on behalf of other Companies to support Indebtedness and (ii) such undertakings by CEC to support trade payables otherwise permitted by this Agreement.

       7.02. Negative Pledge. No Company will (i) grant, create, incur, permit or suffer to exist any Lien upon any of its property or assets, including, without limitation, the

Collateral, now owned or hereafter acquired, except for Permitted Liens, (ii) enter into any sale-and-lease back transaction, or (iii) agree with any Person (other than in the Loan Documents) that such Company will not grant, create, incur, permit or suffer to exist any Lien upon any of its property or assets. Anything in the foregoing or elsewhere in the Loan Documents to the contrary notwithstanding, it is understood that no Liens, other than Permitted Liens, are permitted on or with respect to any of the Collateral.

       7.03. Limitation on Dividends and Restricted Payments. Borrower will not, and will not permit its Subsidiaries to, directly or indirectly declare or make, or incur any liability to make, any Restricted Payments to any other Company (including but not limited to CEC) other than Permitted Payments made with cash or Temporary Cash Investments. CEC will not, and will not permit its Subsidiaries to, directly or indirectly declare or make, or incur any liability to make any Dividends or Redemptions in respect to capital stock of CEC. Borrower will not, and will not permit its Subsidiaries to, make any Permitted Payments (other than payments described in clause (i) of the definition of Permitted Payments) if the maturity of any Obligation has been accelerated at the time of such proposed Permitted Payment.

       7.04. Limitation on Investments. No Company will make nor have outstanding any Investments in any Person, except (i) Temporary Cash Investments, (ii) Investments in the oil and gas business or otherwise contemplated or permitted by other provisions of this Agreement, (iii) Investments in wholly owned Subsidiaries in amounts reflected in the financial statements set forth in Section 5.06, (iv) Investments in another Company which do not violate Section 7.05, (v) the Investment in Chesapeake Gas Development Corporation as in effect on the Closing Date, (vi) the Investment in Chesapeake Energy Marketing, Inc. as in effect on the Closing Date, and (vii) the Investment in Peak USA Energy Services, Ltd. as in effect on the Closing Date.

       7.05. Affiliate Transactions. Except in the ordinary course of business and in an arms length transaction, no Company will enter into any transaction with, nor pay any management or other fees or compensation to, any Affiliate of any Company.

       7.06. Limitation on Sale of Assets. No Company will sell, assign, lease, sublease or discount any of its assets other than (i) sales of hydrocarbons in the ordinary course of business (ii) sales or other dispositions of obsolete equipment which is either no longer needed for the ordinary business of such Company or is being replaced by equipment of at least comparable value and utility, (iii) sales or other dispositions of equipment which is not used by such Company in connection with its primary business operations, (iv) sales or transfers of oil, gas and mineral fee and leasehold acreage upon which there exists no well capable of production of oil, gas or other hydrocarbons in paying quantities, (v) sales or other dispositions not otherwise permitted hereunder, not to exceed $500,000 in any single transaction and $1,000,000 in the aggregate in any fiscal year and (vi) sales or assignments by Borrower to Chesapeake Gas Development Corporation of certain subject interests, as permitted by Majority Lenders from time to time.

       7.07. Fiscal Year and Accounting Method. No Company will change its fiscal year or method of accounting.

       7.08. Liquidations, Mergers, Consolidations and Acquisitions of Substantial Assets. No Company will dissolve, liquidate, become a party to any merger or consolidation or acquire by purchase, lease or merger all or substantially all of the assets or any capital stock of any Person other than a Consolidation between or among Companies (other than Borrower); provided that if CEC is a party to any such consolidation with another Company, CEC must be the surviving business entity.

       7.09. No Amendments of Charter or Bylaws. No Company will amend its charter, bylaws or partnership agreement in any respect which could have a Material Adverse Effect.

       7.10. Environmental Matters. Except in compliance with Environmental Laws, and except for non-compliance thereof which will not give rise to Environmental Liability in excess of $10,000 in the aggregate at any time outstanding, no Company will (i) cause nor permit any Hazardous Material (as defined in this Section 7.10) to be placed, held, located or disposed of on, under or at any property now or hereafter owned, leased or otherwise controlled directly or indirectly by any Company (for purposes of this Section 7.10, the "Property") or (ii) permit the Property to ever be used (whether by such Company or any other Person) as a dump site or storage site (whether permanent or temporary) for any Hazardous Material. "Hazardous Material" means any hazardous, toxic or dangerous waste, substance or material defined as such in any Environmental Laws. Without limitation of Agent's and each Lender's Rights under the Loan Documents, Agent, each Lender and their representatives shall have the right, but not the obligation, to enter upon the Property or take such other actions as Agent or such Lender deems necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Discharge (as defined in this Section 7.10) or Environmental Complaint (as defined in this Section 7.10) upon Agent's or such Lender's receipt of any notice from any Tribunal or other Person, asserting the existence of any Hazardous Discharge or Environmental Complaint on or pertaining to the Property which, if true, could result in Environmental Liability against any Company, Agent or such Lender or otherwise which, in the sole opinion of Agent or such Lender, could jeopardize any of Agent's or such Lender's present or future Liens against the Property. All costs and expenses incurred by Agent or any Lender and its representatives in the exercise of any such Rights shall become part of the Obligations and be payable upon demand, together with





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
interest thereon at the Default Rate. "Hazardous Discharge" means the happening of any event involving the use, storage, spill, discharge or cleanup of any Hazardous Material that violates Environmental Laws and might cause a Material Adverse Effect. "Environmental Complaint" means any complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions or any other environmental, health or safety matter affecting any Company or the Property.

       7.11. Indenture Notes. No Company will directly or indirectly, (i) amend or modify any terms of any of the Indenture Documents (other than amendments or modifications of the type permitted under Article Nine of any Indenture which would not otherwise be a Default or Event of Default hereunder), (ii) repurchase, redeem, prepay, whether optional or, subject to clause (iii) hereof, mandatory, or defease any of the Indenture Notes (other than scheduled payments of accrued interest) or (iv) take any action or fail to take any action which would obligate CEC or any Company to repurchase, redeem or prepay any of the Indenture Notes other than scheduled payments of accrued interest and the scheduled mandatory redemption of 25% of the original principal amount of the First Indenture Notes on March 1 of 1998, 1999, 2000 and 2001.

       7.12. Permitted Transfers. Notwithstanding anything to the contrary herein contained, no provision of Section 6.14, Section 7.03, Section 7.04,
Section 7.05, or Section 7.06 shall be construed to prohibit a Permitted Payment unless the maturity of any Obligation has been accelerated at the time of such proposed Permitted Payment.

       7.13. Weighted-Average Payable Maturity. The weighted-average maturity of all Indebtedness of the Companies incurred on ordinary terms to vendors, suppliers and other Persons providing goods and services used by the Companies in the ordinary course of business (excluding vendors and suppliers with which the Companies have written agreements providing extended payment terms not in excess of 100 days) shall not exceed 75 days at any time.


                                 ARTICLE EIGHT

                               EVENTS OF DEFAULT

       8.01. Events of Default. An "Event of Default" shall exist if any one or more of the following events shall occur and be continuing:

              (a) Failure or refusal to pay when due any principal of, or interest on, any Note, or any fee, expense or other payment required hereunder, including any prepayment pursuant to Section 3.05; or

              (b) Any representation or warranty made under any of the Loan Documents, or in any certificate or statement furnished or made to Agent or any Lender pursuant hereto or in connection herewith or with the Loans hereunder, is untrue or inaccurate in any material respect as of the date on which such representation or warranty is made; or

              (c) Failure to perform or a breach of any of the covenants or agreements contained in this Agreement (other than in Article Seven and in Section 3.05) or in any of the other Loan Documents and such failure to perform or breach shall remain unremedied for a period of 30 days; or

              (d) Failure to perform or a breach of any of the covenants or agreements contained in Article Seven and in Section 3.05;

              (e) (i) any default in the payment of any Indebtedness in excess of $500,000 of any Company or (ii) any breach or default in the observance or performance of any note, loan agreement, credit agreement or other agreement or instrument relating to, evidencing, governing or securing any such Indebtedness in excess of $500,000, which breach or default continues for more than the period of grace, if any, specified therein or (iii) any such Indebtedness in excess of $500,000, including, without limitation, the Indenture Notes, becomes due before its stated maturity by acceleration of the maturity thereof; or

              (f) Any Company shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of any Company or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy, admit in writing that it is unable to pay its debts as they become due or generally not pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer to seek reorganization or an arrangement with creditors or to take advantage of any Debtor Laws, (v) file an answer admitting the material allegations of or consenting to, or default in answering a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (vi) take corporate action for the purpose of effecting any of the foregoing; or

              (g) An involuntary petition or complaint is filed against any Company seeking bankruptcy or reorganization of any Company or the appointment of a receiver, custodian, trustee, intervenor or liquidator of it, or all or substantially all of the assets of any Company; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of any Company or appointing a receiver, custodian, trustee, intervenor or liquidator of CEC or Borrower, or of all or substantially all of its assets, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or

              (h) Any final judgment for the payment of money in excess of the sum of $250,000 shall be rendered against any Company and such judgment shall not be satisfied or discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

              (i) Both (i) and (ii) following shall occur: (i) either (A) proceedings have been instituted to terminate, or a notice of termination has been filed with respect to, any Plan (other than a multi-employer pension plan) by any Company, any member of the Controlled Group, PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under Section 4041 or 4042 of ERISA, or (B) a Reportable Event, the occurrence of which would cause the imposition of a Lien under Section 4068 of ERISA, has occurred with respect to any Plan (other than a multi-employer pension Plan) and continues for a period of 60 days, and (ii) the estimated liability under Section 4062 of ERISA to the PBGC and to the trustee appointed under Section 4042 of ERISA under the Plan or Plans subject to such event exceeds 10% of the net worth of CEC at such time; or

              (j) Any or all of the following events shall occur with respect to any multi-employer pension plan to which any Company contributes or contributed on behalf of its employees: (i) any Company incurs a withdrawal liability under Section 4201 of ERISA, or (ii) any such plan is "in reorganization" as that term is defined in Section 4241 of ERISA, or (iii) any such Plan is terminated under Section 4041A of ERISA and the aggregate liability likely to be incurred by any Company as a result of all or any of the events specified in claims (i), (ii) and (iii) above occurring, shall have a Material Adverse Effect; or

              (k) Either (i) any principal amount of any of the Indenture Notes shall be subject to a required repurchase, redemption or prepayment (including without limitation under or pursuant to Article Three, Article Four or Article Eight of any Indenture) other than the scheduled mandatory redemption of 25% of the original payment amount of the First Indenture Notes on March 1 of 1998, 1999, 2000 and 2001 or
       (ii) an Event of Default (as defined in any Indenture) shall occur under any Indenture; or

              (l) Debt under any of the Indenture Documents has been accelerated prior to the scheduled maturity thereof; or

              (m) CEC ceases to own, directly or indirectly, a 100% ownership interest in Borrower; or

              (n) Borrower is terminated or dissolved.

       8.02. Lenders' Knowledge of Events of Default. No Lender shall be deemed to have knowledge of the occurrence of any Default or Event of Default unless such Lender has received written notice from Borrower specifying such Default or Event of Default. In the event Agent or any Lender receives such notice of the occurrence of a Default or an Event of Default, Agent or such Lender shall give notice thereof to Borrower.

       8.03. Remedies Upon Event of Default. If an Event of Default occurs and is continuing, then Agent may and upon written instructions from Majority Lenders, Agent shall exercise any one or more of the following Rights, and any other Rights provided in any of the Loan Documents: (i) terminate the commitments to lend hereunder, (ii) declare the principal of, and all interest on, the Notes and any other obligations hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding, (iii) reduce any claim to judgment and/or (iv) without notice of default or demand, pursue and enforce any of Agent's or Lenders' Rights under the Loan Documents or otherwise provided under or pursuant to any applicable Law or agreement; provided, however, that if any Event of Default specified in Sections 8.01(f), (g), (l) or (n) shall occur, the principal of, and all interest then accrued on, the Notes and other liabilities hereunder shall thereupon become due and payable automatically and concurrently therewith, and Lenders' obligations to lend shall immediately terminate hereunder, without any further action by Agent or Lenders and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

       8.04. Performance by Agent. Should Borrower or CEC fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Agent may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower or CEC. Agent will give Borrower notice of such performance or attempted performance. Borrower and CEC shall, at the request of Agent, promptly pay any amount expended in such performance or attempted performance to Agent at its principal office, together with interest thereon at the Default Rate. Notwithstanding the foregoing, it is expressly understood that Agent assumes no liability or responsibility for the performance of any duties of any Company hereunder or under any of the Loan Documents or any other documents, or other control over the management and affairs of any Company.


                                  ARTICLE NINE

                                     AGENT

       9.01. Appointment and Authority. Each Lender hereby irrevocably authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein, to hold and deal with all Liens securing the Obligations, and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Agent to Lenders is only that of one commercial bank acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable law. Upon receipt by Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any Lender to Agent of any Default or Event of Default, Agent shall promptly notify each Lender thereof.

       9.02. Exculpation, Agent's Reliance, Etc. NEITHER AGENT NOR ANY OF ITS DIRECTORS, OFFICERS, AGENTS, ATTORNEYS, OR EMPLOYEES SHALL BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS, INCLUDING THEIR NEGLIGENCE OF ANY KIND, EXCEPT THAT EACH SHALL BE LIABLE FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for the Companies), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith





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
by it in accordance with the advice of such counsel, accountants or experts;
(c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Company or to inspect the property (including the books and records) of any Company;
(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of the Companies and Lenders in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

       9.03. Lenders' Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

       9.04. INDEMNIFICATION. EACH LENDER AGREES TO INDEMNIFY AGENT (TO THE EXTENT NOT REIMBURSED BY BORROWER WITHIN TEN (10) DAYS AFTER DEMAND) FROM AND AGAINST SUCH LENDER'S PERCENTAGE SHARE OF ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION COLLECTIVELY CALLED "LIABILITIES AND COSTS") WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST AGENT GROWING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH ANY OF THE COLLATERAL, THE LOAN DOCUMENTS AND THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY PERSON). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT, PROVIDED ONLY THAT NO LENDER SHALL BE OBLIGATED UNDER THIS SECTION TO INDEMNIFY AGENT FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS

PROXIMATELY CAUSED BY AGENT'S OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. CUMULATIVE OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE AGENT PROMPTLY UPON DEMAND FOR SUCH LENDER'S PERCENTAGE SHARE OF ANY COSTS AND EXPENSES TO BE PAID TO AGENT BY BORROWER UNDER SECTION 10.05 TO THE EXTENT THAT AGENT IS NOT TIMELY REIMBURSED FOR SUCH EXPENSES BY BORROWER AS PROVIDED IN SUCH SECTION. AS USED IN THIS SECTION THE TERM "AGENT" SHALL REFER NOT ONLY TO THE PERSON DESIGNATED AS SUCH IN SECTION
1.01 BUT ALSO TO EACH DIRECTOR, OFFICER, AGENT, ATTORNEY, EMPLOYEE, REPRESENTATIVE AND AFFILIATE OF SUCH PERSON.

       9.05. Rights as Lender. In its capacity as a Lender, Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Agent may accept deposits from, lend money to, act as Trustee under indentures of, and generally engage in any kind of business with any of the Companies or their Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Lender.

       9.06. Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lenders, Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Agent for distribution to Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

       9.07. Benefit of Article Nine. The provisions of this Article (other than the following Section 9.08) are intended solely for the benefit of Agent and Lenders, and no Company shall be entitled to rely on any such provision or assert any such provision in a claim or defense against Agent or any Lender. Agent and Lenders may waive or amend such provisions as they desire without any notice to or consent of Borrower or any other Company.

       9.08. Resignation. Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation Majority Lenders shall have the right to appoint a successor Agent. A successor must be appointed for any





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
retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this Article Nine shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.


                                  ARTICLE TEN

                                 MISCELLANEOUS

       10.01. Strict Compliance; Independence of Covenants. If any action or failure to act by Borrower or CEC violates any covenant or obligation of Borrower or CEC contained herein, then such violation shall not be excused by the fact that such action or failure to act would otherwise be required or permitted by any covenant (or exception to any covenant) other than the covenant violated.

       10.02. Amendments and Waivers. No failure or delay (whether by course of conduct or otherwise) by Agent or any Lender in exercising any right, power or remedy which Agent or such Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Agent or such Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Company shall in any case of itself entitle any Company to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower (ii)if such party is Agent,





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
by Agent and (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Majority Lenders.
Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article Four (provided that Agent may in its discretion withdraw any request it has made under Section 4.01(s)), (2) subject such Lender to any additional obligations, (3) reduce any fees hereunder, or the principal of, or interest on, such Lender's Notes, (4) postpone any date fixed for any payment of any fees hereunder, or principal of, or interest on, such Lender's Notes, (5) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) amend any of the provisions of Article IX, (7) release Borrower from its obligation to pay such Lender's Note or (8) release any guarantor from its payment obligations to such Lender.

       10.03. Accounting Reports. All financial reports furnished by Borrower and CEC pursuant to this Agreement shall be prepared in such form and such detail as shall be reasonably satisfactory to Agent, shall be prepared in accordance with GAAP and, as to CEC, shall be the same financial reports as those furnished to CEC's shareholders.

       10.04. No Implied Waivers of Rights. No failure to exercise, and no delay in exercising, on the part of Agent or any Lender, any Right shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other Right. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

       10.05. Payment of Expenses: Indemnity.

              (a) Borrower and CEC, jointly and severally, agree to pay all costs and expenses (i) of Agent and each Lender (including, without limitation, all reasonable attorneys' fees, costs and expenses of Agent or such Lender's legal counsel) incurred in connection with the negotiation, preparation, execution and delivery of the Loan Documents and any and all renewals, amendments, waivers and modifications thereto and any and all participation, sales and assignments of interests in the Notes and (ii) of Agent and each Lender in connection with the preservation and enforcement of Agent's and Lenders' Rights after an Event of Default under the Loan Documents, specifically including, without limitation, all costs and expenses incurred with respect to any bankruptcy, insolvency or reorganization proceeding, regardless of whether Agent or Lenders ultimately prevail in such bankruptcy, insolvency or reorganization proceeding. Borrower and CEC, jointly and severally, shall indemnify and hold harmless Agent and each Lender against any transfer taxes, excise taxes, documentary taxes, assessments or charges made by any Tribunal or any other Person by reason of the execution and delivery of this Agreement, the Notes or any other Loan Document, any modifications thereof or in connection with the Collateral.

              (b) BORROWER AND CEC, JOINTLY AND SEVERALLY, SHALL INDEMNIFY, DEFEND AND SAVE HARMLESS, AGENT, EACH LENDER AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ATTORNEY, AND EACH OF THEM (THE "INDEMNIFIED PARTIES"), FROM AND AGAINST ALL CLAIMS, ACTIONS, SUITS AND OTHER LEGAL PROCEEDINGS, DAMAGES, COSTS, INTEREST, CHARGES, COUNSEL FEES AND OTHER EXPENSES AND PENALTIES WHICH ANY OF THE INDEMNIFIED PARTIES MAY SUSTAIN OR INCUR BY REASON OF OR ARISING OUT OF THE EXECUTION AND DELIVERY OF ANY OF THE LOAN DOCUMENTS, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY (COLLECTIVELY, THE "SUBJECT TRANSACTIONS"), INCLUDING, WITHOUT LIMITATION, DAMAGES, COSTS AND EXPENSES INCURRED BY ANY OF THE INDEMNIFIED PARTIES IN INVESTIGATING, PREPARING FOR, DEFENDING AGAINST, OR PROVIDING EVIDENCE, PRODUCING DOCUMENTS, OR TAKING ANY OTHER ACTION IN RESPECT OF ANY COMMENCED OR THREATENED LITIGATION UNDER ANY FEDERAL SECURITIES LAW OR ANY OTHER LAW OF ANY JURISDICTION OR AT COMMON LAW WHICH IS ALLEGED TO ARISE OUT OF OR IS BASED UPON:

                     (i) THE CLAIMS OF ANY PERSON THAT, IN CONNECTION WITH THE SUBJECT TRANSACTIONS, ANY OF THE INDEMNIFIED PARTIES HAS VIOLATED ANY FIDUCIARY OR CONFIDENTIALITY RESPONSIBILITIES, OR ANY REPRESENTATIONS, WARRANTIES OR COVENANTS, EXPRESS OR IMPLIED, MADE OR ALLEGED TO HAVE BEEN MADE BY ANY OF THE INDEMNIFIED PARTIES, TO OR IN FAVOR OF SUCH PERSON;

                     (ii) ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF ANY MATERIAL FACT BY BORROWER OR CEC OR ANY AFFILIATE OF BORROWER OR CEC OR ANY DOCUMENT OR SCHEDULE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER GOVERNMENTAL BODY;

                     (iii) ANY OMISSION OR ALLEGED OMISSION TO STATE ANY
              MATERIAL FACT REQUIRED TO BE STATED IN SUCH DOCUMENT OR SCHEDULE OR NECESSARY TO MAKE THE STATEMENTS MADE THEREIN NOT MISLEADING IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH MADE;

                     (iv) ANY WITHDRAWALS, TERMINATION OR CANCELLATION OF ANY AGREEMENT PURSUANT TO WHICH BORROWER INTENDS TO ACQUIRE ASSETS; OR

                     (v) ANY OTHER CLAIMS OF ANY NATURE WHATSOEVER ARISING FROM OR RELATED TO THE SUBJECT TRANSACTIONS.





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
              (c) BORROWER AND CEC, JOINTLY AND SEVERALLY, SHALL INDEMNIFY, DEFEND AND SAVE HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ALL CLAIMS, ACTIONS, SUITS AND OTHER LEGAL PROCEEDINGS, DAMAGES, COSTS, INTEREST, CHARGES, COUNSEL FEES AND OTHER EXPENSES AND PENALTIES WHICH ANY OF THE INDEMNIFIED PARTIES MAY SUSTAIN OR INCUR BY REASON OF OR ARISING OUT OF ANY ENVIRONMENTAL LIABILITY ARISING FROM OR RELATED TO THE SUBJECT TRANSACTIONS.

              (d) THIS AGREEMENT IS INTENDED TO PROTECT AND INDEMNIFY THE INDEMNIFIED PARTIES AGAINST ALL RISKS INVOLVED IN THE SUBJECT TRANSACTIONS INCLUDING, WITHOUT LIMITATION, THE NEGLIGENCE OF AGENT OR ANY LENDER, ALL OF WHICH ARE HEREBY ASSUMED BY BORROWER AND CEC, JOINTLY AND SEVERALLY. THE OBLIGATIONS OF BORROWER AND CEC UNDER THIS SECTION
       10.05 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE NOTES;

PROVIDED, THAT NO INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION TO THE EXTENT ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT CONTRIBUTED TO ITS LOSS.

       10.06. Notices. Except for telephonic notices permitted herein, any notices or other communications required or permitted to be given by any Loan Documents and instruments referred to herein must be (i) given in writing and personally delivered or mailed by prepaid certified or registered mail, or (ii) made by telex or telecopy delivered or transmitted, to the party to whom such notice of communication is directed, to the address of such party as follows:
(A) Borrower and CEC: Chesapeake Energy Corporation or Chesapeake Exploration Limited Partnership, 6104 North Western, Oklahoma City, Oklahoma 73118 (Attention: Chief Financial Officer) with a copy to Self, Giddens & Lees, Inc., 2725 Oklahoma Tower, 210 Park Avenue, Oklahoma City, Oklahoma 73102 (Attention:
C. Ray Lees); (B) Agent: Union Bank of California, N.A., 500 North Akard, 4200 Lincoln Plaza, Dallas, Texas 75201 (Attention: Randall L. Osterberg), with a copy to Thompson & Knight, P.C., 3300 First City Center, 1700 Pacific Avenue, Dallas, Texas 75201 (Attention: James W. McKellar, Esquire) and (C) to each Lender at the address set forth for such Lender on Schedule 1 hereto. Any notice to be mailed or personally delivered may be mailed or delivered to the principal offices of the party to whom such notice is addressed. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the third day after it is mailed or the day it is personally delivered as aforesaid or, if transmitted by telex or telecopy, on the day that such notice is transmitted as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this Section 10.06.

       10.07. GOVERNING LAW. THIS AGREEMENT HAS BEEN NEGOTIATED, AND IS BEING EXECUTED AND DELIVERED, IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF SUCH STATE AND THE APPLICABLE





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FEDERAL LAWS OF THE USA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT
AND INTERPRETATION OF THE LOAN DOCUMENTS, EXCEPT TO THE EXTENT THE LAWS OF ANY JURISDICTION WHERE OTHER COLLATERAL IS LOCATED REQUIRE APPLICATION OF SUCH LAWS WITH RESPECT TO SUCH COLLATERAL; PROVIDED, THAT, THE LAWS OF TEXAS AND/OR THE USA SHALL NOT LIMIT THE AMOUNT OR RATE OF INTEREST WHICH THE HOLDER OF THE NOTES MAY CONTRACT FOR, CHARGE, RECEIVE, COLLECT AND/OR APPLY IF OTHER APPLICABLE LAWS PERMIT A HIGHER AMOUNT OR RATE.

       10.08. CHOICE OF FORUM AND JURISDICTION. THE OBLIGATIONS OF BORROWER OR CEC FOR PAYMENT OF ALL AMOUNTS DUE UNDER THIS AGREEMENT AND THE LOAN DOCUMENTS ARE PERFORMABLE IN LOS ANGELES COUNTY, CALIFORNIA, AND ALL OTHER OBLIGATIONS OF BORROWER OR CEC UNDER THIS AGREEMENT AND THE LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS. ANY SUIT, ACTION OR PROCEEDING AGAINST BORROWER OR CEC WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, COUNTY OF DALLAS, OR IN THE UNITED STATES COURTS LOCATED IN THE STATE OF TEXAS AS AGENT MAY ELECT, AND BORROWER AND CEC HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWER AND CEC EACH HEREBY IRREVOCABLY WAIVE ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS LOCATED IN THE STATE OF TEXAS, COUNTY OF DALLAS, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

       10.09. Invalid Provisions. If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future Laws during the term of this Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document.

       10.10. Limitation on Interest. Agent, each Lender, the Companies and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Companies nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the





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
maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Agent and each Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Agent, any Lender or any other holder of any or all of the Obligations shall otherwise collect monies which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Agent's, such Lender's or such holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Agent, Lenders and the Companies (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under Texas Revised Civil Statutes Annotated article 5069- 1.04, that ceiling shall be the indicated rate ceiling and shall be used when appropriate in determining the Highest Lawful Rate. As used in this section the term "applicable law" means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

       10.11. Offset. Borrower hereby grants to Agent and each Lender the right of offset to secure repayment of the Obligations, upon any and all moneys, securities or other property of Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to Agent or such Lender or any of its agents, from or for the account of Borrower, whether for safe keeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower, and any and all claims of Borrower against Agent or such Lender at any time existing. Borrower agrees that any lender purchasing a participation from any Lender may, to the fullest extent permitted by law, exercise all of such Lender's rights of payment (including the right of set-off) with respect to such participation as fully as if such lender were the direct creditor of Borrower as appropriate in the amount of such participation. Borrower agrees that the Loans hereunder are the genesis of all future revenues of Borrower from which deposit accounts of Borrower with Agent will have arisen, and are a result of the Agreement and the transactions contemplated hereby; and Agent and each Lender shall be entitled to exercise the right of recoupment with respect to all such deposit accounts.

       10.12. Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrower, CEC and Lenders and their respective successors and assigns; provided, however, Borrower may not, without the prior written consent of Majority Lenders, assign any rights, powers, duties or obligations thereunder. Neither any Company nor any Affiliates of any Company shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If any Company or any Affiliate of any Company at any time purchases some but less than all of the Obligations owed to Agent and all Lenders, such purchaser shall not be entitled to any rights of Agent or any Lender under the Loan Documents unless and until any Company or its Affiliates have purchased all of the Obligations.

       10.13. Table of Contents and Headings. The table of contents and section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

       10.14. Survival. All representations, warranties, conditions and covenants made herein shall survive the execution and delivery of the Loan Documents and the making of the Loans, and no investigation by Agent or any Lender nor any closing shall affect the representations, warranties, conditions and covenants of Borrower or CEC or the right of Agent or any Lender to rely on and enforce them. Any Obligations under Sections 3.14 through 3.17 shall survive any termination of this Agreement or any other Loan Document.

       10.15. Assignments and Participations.

              (a) Any Lender may from time to time grant participations in all or any part of the Obligations owed to such Lender to any Person (a "Participant") on such terms and conditions as may be determined by such Lender in its sole and absolute discretion, provided that the grant of such participation shall not relieve any Lender of its obligations hereunder nor create any additional obligations of any Company, provided further, that the Companies agree that if any Obligations are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence and during the continuance of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participation interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided further, that such right of setoff shall be subject to the obligations of such Participant to share with Lenders and Lenders agree to share with such Participant. Borrower also agrees that each participant shall be entitled to the benefits of Section 2.03 provided that no Participant shall be entitled to receive any greater amount pursuant to such section than the transferor Lender would have been entitled to receive in respect of the amount of the participating interest transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to agree to any amendment, supplement, waiver or modification to this Agreement or any other Loan Document, except for actions which would require the consent of all Lenders under Section 10.02.

              (b) Each Lender may at any time sell to one or more financial institutions (a "Purchasing Lender") any part of its rights and obligations under the Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit "N", appropriately completed, executed by such Purchasing Lender, such transferor Lender and Agent; provided that such transferor Lender shall have received the prior written consent thereto of Agent and Borrower (which consent shall not be unreasonably withheld), and provided further that no Lender shall hold an interest in Loans under this Agreement which in the aggregate is less than $10,000,000. Upon (x) delivery to Agent of both an appropriately completed Assignment and Acceptance and an appropriately completed Agreement to Be Bound in the form of Exhibit "O", (y) payment of a processing fee payable to the Agent in the amount of $5,000, and
       (z) payment of the amount of its participation, the Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement, to the same extent as if it were an original party hereto with the Percentage Share of the Loans set forth in the Assignment and Acceptance. Upon the consummation of any transfer pursuant to this
       Section 10.15(b), the transferor Lender, Agent and Borrower shall make appropriate arrangements so that, if required, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchasing Lender, in each case in principal amounts reflecting their respective Percentage Shares of the Loans. Prior to selling or otherwise transferring any Note, transferor Lender shall endorse on such Note all Loans and all payments of principal and interest that have been made in respect of such Note.

              (c) Nothing contained in this Section 10.15 shall prevent or prohibit any Lender from assigning or pledging all or any portion of its Loan and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

       10.16. Benefit. Without prior written consent of Majority Lenders, neither Borrower nor CEC may transfer or assign its Rights and obligations under any Loan Documents and, subject to such restriction, the provisions hereof and of the other Loan Documents shall extend to and be binding upon the successors and assigns of Borrower and CEC; all covenants and agreements contained herein by or on behalf of any of the parties hereto shall bind and inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of, and be enforceable by, the holder or holders of the Notes. The parties do not intend the benefits of the Loan Documents to inure to the benefit of any third party, nor shall the Loan Documents be construed to make or render Agent or any Lender liable to any materialmen, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such Person against Borrower. Notwithstanding anything contained in the Loan Documents or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Agreement, nothing in any Loan Document shall be construed as creating any right, claim or cause of action against Agent or any Lender or any of its officers, directors, or employees, in favor of any materialmen, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor in favor of any other Person other than Borrower.

       10.17. Multiple Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

       10.18. Article 15.10(b). Borrower, Agent and Lenders hereby agree that, except for Section 15.10(b) thereof, the provisions of Art. 5069-15.01 et seq. of the Revised Civil Statutes of Texas, 1925, as amended (regulating certain revolving credit loans and revolving tri-party accounts), shall not apply to the Loan Documents.

       10.19. WRITTEN LOAN AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS OF THE DATE HEREOF AND MAY NOT





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BE CONTRADICTED BY EVIDENCE OF ANY ACTUAL, ALLEGED OR OTHER PRIOR,
CONTEMPORANEOUS OR SUBSEQUENT UNDERSTANDINGS OR AGREEMENTS OF THE PARTIES, WRITTEN OR ORAL, EXPRESSED OR IMPLIED, OTHER THAN A WRITING WHICH EXPRESSLY AMENDS OR SUPERSEDES THIS AGREEMENT. THERE ARE NO UNWRITTEN, ORAL AGREEMENTS BETWEEN THE PARTIES.

       10.20. Restatement. This Agreement restates and amends the Original Agreement, in its entirety effective as of the Closing Date, and all of the terms and provisions hereof shall supersede the terms and provisions thereof.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                   BORROWER:

                                   CHESAPEAKE EXPLORATION LIMITED  PARTNERSHIP

                                   By:  CHESAPEAKE OPERATING, INC.,
                                        its general partner



                                   By: /s/ AUBREY K. MCCLENDON
                                       -----------------------------------------
                                       Aubrey K. McClendon
                                       President


                                   CEC:

                                   CHESAPEAKE ENERGY CORPORATION



                                   By: /s/ AUBREY K. MCCLENDON
                                       -----------------------------------------
                                       Aubrey K. McClendon
                                       Chief Executive Officer


                                   AGENT:

                                   UNION BANK OF CALIFORNIA, N.A.



                                   By: /s/ RANDALL L. OSTERBERG
                                       -----------------------------------------
                                       Randall L. Osterberg
                                       Vice President



                                   By: /s/ MICHAEL TREGONING
                                       -----------------------------------------
                                       Name: Michael Tregoning
                                       Title: Senior Vice President

                                   LENDERS:

                                   UNION BANK OF CALIFORNIA, N.A.



                                   By: /s/ RANDALL L. OSTERBERG
                                       -----------------------------------
                                       Randall L. Osterberg
                                       Vice President



                                   By: /s/ MICHAEL TREGONING
                                       -----------------------------------
                                       Name: Michael Tregoning
                                       Title: Senior Vice President


                                   THE FIRST NATIONAL BANK OF CHICAGO



                                   By: /s/ DIXON P. SCHULTZ
                                       -----------------------------------
                                       Name: Dixon P. Schultz
                                       Title: Vice President


                                   BANKERS TRUST COMPANY



                                   By: /s/ MARY JO JOLLY
                                       -----------------------------------
                                       Name: Mary Jo Jolly
                                       Title: Assistant Vice President

                                                                      SCHEDULE 1


                              SCHEDULE OF LENDERS



              Lender                                     Percentage Share
              ------                                     ----------------

1.     Name:
       Union Bank of California, N.A.                    40%

       Domestic Lending Office:
       445 South Figueroa Street
       Los Angeles, California  90071

       Eurodollar Lending Office:
       Same

       Address for Notices:
       500 North Akard
       4200 Lincoln Plaza
       Dallas, Texas  75201
       Attn:  Randall Osterberg
       Phone: (214) 922-4200
       Fax:   (214) 922-4209

       w/copy to:

       Thompson & Knight, P.C.
       1700 Pacific Avenue, Suite 3300
       Dallas, Texas  75201
       Attn:  James McKellar
       Phone: (214) 969-1605
       Fax:   (214) 969-1751


2.     Name:
       The First National Bank of Chicago                30%

       Domestic Lending Office:
       The First National Bank of Chicago
       One First National Plaza
       0634, IFNP, 10
       Chicago, Illinois 60670

       Eurodollar Lending Office:
       Same

       Address for Notices:
       Credit Contacts:     Dixon Schultz
                            1100 Louisiana, Suite 3200
                            Houston, Texas  77002
                            Phone: (713) 654-7329
                            Fax:   (713) 654-7370

       Administrative Contacts:
       (Borrowings, Payments, Interest)    Mike Lorenzi
                                           One First National Plaza
                                           0634, IFNP, 10
                                           Chicago Illinois  60670
                                           Phone: (312) 732-8573
                                           Fax:   (312) 732-4840


3.     Name:
       Bankers Trust Company                             30%

       Domestic Lending Office:
       130 Liberty Street
       New York, New York 10006

       Eurodollar Lending Office:
       Same

       Address for Notices:
       Credit Contact:      Richard J. Doleshek
                            Vice President
                            Bankers Trust Company
                            909 Fannin Street
                            Houston, Texas  77010
                            Phone: (713) 759-6754
                            Fax:   (713) 759-6708

       Operations Contact:
       (Notices, Advances, Payments)       James T. Cullen
                                           Assistant Treasurer
                                           Loan Div., 14th Floor
                                           130 Liberty Street
                                           New York, New York  10006
                                           Phone: (212) 250-7343
                                           Fax:   (212) 250-7351 or
                                                  250-6029